MERRILL LYNCH MORTGAGE INVESTORS, INC.,
Depositor
WELLS FARGO BANK, N.A.
Master Servicer and Securities Administrator
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
Trustee
POOLING AND SERVICING AGREEMENT
Dated as of June 1, 2005
_________________________________
Mortgage Pass-Through Certificates, MLMI Series 2005-A5

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Definitions
Section 1.02	Accounting.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans to Trustee
Section 2.02	Acceptance of Mortgage Loans by Trustee.
Section 2.03	Assignment of Interest in the Assignment, Assumption and Recognition Agreement.
Section 2.04	Substitution of Mortgage Loans
Section 2.05	Issuance of Certificates.
Section 2.06	Representations and Warranties Concerning the Depositor

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01	Master Servicer
Section 3.02	REMIC-Related Covenants
Section 3.03	Monitoring of Servicer
Section 3.04	Fidelity Bond
Section 3.05	Power to Act; Procedures
Section 3.06	Due-on-Sale Clauses; Assumption Agreements
Section 3.07	Release of Mortgage Files
Section 3.08	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 3.09	Standard Hazard Insurance and Flood Insurance Policies.
Section 3.10	Presentment of Claims and Collection of Proceeds
Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 3.13	Realization Upon Defaulted Mortgage Loans
Section 3.14	Compensation for the Master Servicer.
Section 3.15	REO Property.
Section 3.16	Annual Officer’s Certificate as to Compliance.
Section 3.17	Annual Independent Accountant’s Servicing Report
Section 3.18	Reports Filed with Securities and Exchange Commission.

ARTICLE IV

ACCOUNTS

Section 4.01	Protected Accounts
Section 4.02	Master Servicer Collection Account
Section 4.03	Permitted Withdrawals and Transfers from the Master Servicer Collection Account
Section 4.04	Distribution Account
Section 4.05	Permitted Withdrawals and Transfers from the Distribution Account

ARTICLE V

CERTIFICATES

Section 5.01	The Certificates.
Section 5.02	Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Appointment of Paying Agent.

ARTICLE VI

Payments to Certificateholders

Section 6.01	Distributions on the Certificates
Section 6.02	Allocation of Losses
Section 6.03	Payments
Section 6.04	Statements to Certificateholders
Section 6.05	Monthly Advances
Section 6.06	Compensating Interest Payments
Section 6.07	Distributions on the Uncertificated REMIC Regular Interests.

ARTICLE VII

THE MASTER SERVICER AND THE DEPOSITOR

Section 7.01	Liabilities of the Master Servicer
Section 7.02	Merger or Consolidation of the Master Servicer.
Section 7.03	Indemnification from the Master Servicer and the Depositor
Section 7.04	Limitations on Liability of the Master Servicer and Others
Section 7.05	Master Servicer Not to Resign
Section 7.06	Successor Master Servicer
Section 7.07	Sale and Assignment of Master Servicing

ARTICLE VIII

DEFAULT

Section 8.01	Events of Default
Section 8.02	Trustee to Act; Appointment of Successor

Section 8.03	Notification to Certificateholders
Section 8.04	Waiver of Defaults
Section 8.05	List of Certificateholders

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01	Duties of Trustee
Section 9.02	Certain Matters Affecting the Trustee and the Securities Administrator
Section 9.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans
Section 9.04	Trustee and Securities Administrator May Own Certificates
Section 9.05	Trustee’s and Securities Administrator’s Fees and Expenses
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator
Section 9.07	Insurance
Section 9.08	Resignation and Removal of the Trustee and Securities Administrator
Section 9.09	Successor Trustee and Successor Securities Administrator
Section 9.10	Merger or Consolidation of Trustee or Securities Administrator
Section 9.11	Appointment of Co-Trustee or Separate Trustee
Section 9.12	Federal Information Returns and Reports to Certificateholders; REMIC Administration

ARTICLE X

TERMINATION

Section 10.01	Termination.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Intent of Parties
Section 11.02	Amendment
Section 11.03	Recordation of Agreement
Section 11.04	Limitation on Rights of Certificateholders
Section 11.05	Acts of Certificateholders
Section 11.06	Governing Law
Section 11.07	Notices
Section 11.08	Severability of Provisions
Section 11.09	Successors and Assigns
Section 11.10	Article and Section Headings
Section 11.11	Counterparts
Section 11.12	Notice to Rating Agencies
Section 11.13	Third Party Beneficiary

EXHIBITS

Exhibit A-1	-	Form of Class A and Class M Certificates
Exhibit A-2	-	Form of Class B Certificates
Exhibit A-3	-	Form of Class R Certificates
Exhibit B	-	Mortgage Loan Schedule
Exhibit C	-	[Reserved]
Exhibit D	-	Request for Release of Documents
Exhibit E-1	-	Form of Transfer Affidavit pursuant to Section 860E(e)(4)
Exhibit E-2	-	Form of Transferor Certificate
Exhibit F-1	-	Form of Transferor Representation Letter
Exhibit F-2	-	Form of Investor Representation Letter
Exhibit F-3	-	Form of Rule 144A Letter
Exhibit G	-	Form of Custodial Agreement
Exhibit H	-	Servicing Agreement
Exhibit I	-	Assignment, Assumption and Recognition Agreement
Exhibit J	-	[Reserved]
Exhibit K	-	Form Certification to be Provided by the Master Servicer with Form 10-K

POOLING AND SERVICING AGREEMENT

This Pooling and Servicing Agreement is dated as of June 1, 2005 (the “Agreement”), among MERRILL LYNCH MORTGAGE INVESTORS, INC., as depositor (the “Depositor”), WELLS FARGO BANK, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor intends to sell mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Trustee will make, in accordance with Section 9.12, an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes and such segregated pool of assets will be designated as “REMIC I.” The REMIC I Regular Interests will be the “regular interests” in REMIC I and the Class R-I Certificates will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. A segregated pool of assets consisting of the REMIC I Regular Interests will be designated as “REMIC II,” and the Trustee will make, in accordance with Section 9.12, a separate REMIC election with respect thereto. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component (each represented and beneficially owned by a holder of the Class A-IO Certificates), Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be “regular interests” in REMIC II, and the Class R-II Certificates will be the sole class of “residual interests” therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

REMIC I

The following table irrevocably sets forth the designation, the REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the REMIC I Regular Interests. The REMIC I Regular Interests will not be certificated.

REMIC I Regular Interest Designation	REMIC I Pass- Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity(1)
A-1	Variable (2)	$250,000,000.00	June 25, 2035
A-2	Variable(2)	$60,818,000.00	June 25, 2035
A-3	Variable(2)	$83,361,000.00	June 25, 2035
A-4	Variable(2)	$75,000,000.00	June 25, 2035
A-5	Variable (2)	$30,000,000.00	June 25, 2035
A-6	Variable (2)	$6,993,000.00	June 25, 2035
A-7	Variable (2)	$10,307,000.00	June 25, 2035
A-8	Variable (2)	$10,626,000.00	June 25, 2035
A-9	Variable (2)	$172,546,000.00	June 25, 2035
M-1	Variable (2)	$17,171,000.00	June 25, 2035

M-2	Variable (2)	$5,114,000.00	June 25, 2035
M-3	Variable (2)	$2,922,000.00	June 25, 2035
B-1	Variable (2)	$2,557,000.00	June 25, 2035
B-2	Variable (2)	$1,826,000.00	June 25, 2035
B-3	Variable (2)	$1,465,296.52	June 25, 2035

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Pass-Through Rate” herein.

REMIC II

The following table sets forth (or describes) the Class designation, the initial Pass-Through Rate, the Initial Class Certificate Balance, and the Assumed Final Maturity Date for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

Class	Original Class Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate	Assumed Final Maturity Dates
A-1	$250,000,000.00	Variable(2)	May 25, 2035
A-2	$60,818,000.00	4.566%(2)	May 25, 2035
A-3	$83,361,000.00	4.442%(2)	May 25, 2035
A-4	$75,000,000.00	Variable(2)	May 25, 2035
A-5	$30,000,000.00	Variable(2)	May 25, 2035
A-6	$6,993,000.00	Variable(2)	May 25, 2035
A-7	$10,307,000.00	Variable(2)	May 25, 2035
A-8	$10,626,000.00	Variable(2)	May 25, 2035
A-9	$172,546,000.00	Variable(2)	May 25, 2035
A-IO	$144,179,000.00(3)	Variable(2)	May 25, 2035
M-1	$17,171,000.00	Variable(2)	May 25, 2035
M-2	$5,114,000.00	Variable(2)	May 25, 2035
M-3	$2,922,000.00	Variable(2)	May 25, 2035
B-1	$2,557,000.00	Variable(2)	May 25, 2035
B-2	$1,826,000.00	Variable(2)	May 25, 2035
B-3	$1,465,296.52	Variable(2)	May 25, 2035
R-I	N/A	N/A	May 25, 2035
R-II	N/A	N/A	May 25, 2035

(1)	These balances are approximate and are subject to an increase or decrease of up to 5%.
(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)	Notional Amount.

ARTICLE I

DEFINITIONS

Section 1.01     Definitions. Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the Servicing Agreement, to the extent applicable to the Servicer, but in no event below the standard set forth in clause (x).

Account: The Master Servicer Collection Account, Distribution Account and any Protected Account as the context may require.

Accrued Certificate Interest: With respect to each Class of Certificates, an amount equal to the interest accrued during the related Interest Accrual Period on the Class Certificate Balance or Notional Amount thereof at the then-applicable Pass-Through Rate. Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Servicer or Master Servicer with a payment of Compensating Interest as provided in Section 6.06), (ii) the interest portion of Excess Losses allocated to such Class of Certificates pursuant to Section 6.02 and (iii) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including shortfalls as a result of the Relief Act or similar legislation or regulations, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions.

Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. “Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

Agreement: This Pooling and Servicing Agreement, including the exhibits hereto, and all amendments hereof and supplements hereto.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of Fitch or S&P. For any short-term deposit or security, or a rating of F-l+ in the case of Fitch or A-1+ in the case of S&P.

Applicable Credit Support Percentage: With respect to any Class of Certificates, the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinate Certificates which have a lower relative priority of payment than such Class.

Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

Appraised Value: With respect to any Mortgaged Property or Cooperative Unit, as applicable, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of the Originator’s Underwriting Guidelines, and (ii) the purchase price paid for the related Mortgaged Property or Cooperative Unit, as applicable, by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property or Cooperative Unit, as applicable, is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements under the Originator’s Underwriting Guidelines.

Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

Assignment, Assumption and Recognition Agreement: Shall mean the Assignment, Assumption and Recognition Agreement (attached hereto as Exhibit I), dated as of June 30, 2005, among the Seller, the Depositor, the Originator and Merrill Lynch Bank USA pursuant to which (i) the Mortgage Loans were sold to the Depositor and (ii) the Washington Mutual Servicing Agreement and the modifications thereto in the Warranty Bill of Sale and the rights of the Seller thereunder were assigned to the Depositor for the benefit of the Certificateholders.

Assumed Final Distribution Date: For all Classes of Certificates, June 25, 2035, or if such day is not a Business Day, the next succeeding Business Day.

Available Funds: With respect to any Distribution Date and the Mortgage Loans, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any

Protected Account and deposited in the Master Servicer Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Master Servicer Collection Account by the Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date and (e) the aggregate of any related Monthly Advances made by the Servicer or the Master Servicer for such Distribution Date, over (ii) the sum of (a) related amounts reimbursable or payable to the Servicer or the Master Servicer pursuant to Sections 4.03 and 4.05, (b) related Stayed Funds, (c) related amounts deposited in the Master Servicer Collection Account or the Distribution Account, as the case may be, in error and (d) any Extraordinary Trust Fund Expenses.

Average Loss Severity: With respect to any period, the fraction obtained by dividing (x) the aggregate amount of Realized Losses for the Mortgage Loans for such period by (y) the number of related Mortgage Loans which had Realized Losses for such period.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss Coverage Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $50,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 6.02. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Coverage Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the “Relevant Anniversary”) and (b) the greater of

(A)       the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $50,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool which had an original Loan-to-Value Ratio greater than 80% that would result if the Net Mortgage Rate thereof was equal to the greater of (I) 5% or (II) the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Mortgage Loans with a Loan-to-Value Ratio of greater than 80% remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 80% remaining in the Mortgage Pool divided by the total number of outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 6.02 since the Relevant Anniversary.

The Bankruptcy Loss Coverage Amount may be further reduced by the Depositor (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Depositor shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Certificates (other than the Class R Certificates) shall be Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, the Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee.

Certificateholder or Holder: The Person in whose name a Regular Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof.

Certificate Owner: With respect to each Book-Entry Certificate, any beneficial owner thereof.

Certificate Register and Certificate Registrar: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

Class: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

Class A Certificate: Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-IO Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

Class A Certificateholder: Any Holder of a Class A Certificate.

Class B Certificate: Any one of the Class B-1, Class B-2 or Class B-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

Class B Certificateholder: Any Holder of a Class B Certificate.

Class B Percentage: The Class B-1 Percentage, Class B-2 Percentage or Class B-3 Percentage.

Class B-1 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

Class B-2 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

Class B-3 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

Class Certificate Balance: With respect to any Certificate (other than a Class A-IO Certificate) as of any date of determination, the Class Certificate Balance of such Certificate on the Distribution Date immediately prior to such date of determination, plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Class Certificate Balance of such Certificate pursuant to Section 6.01, and reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Class Certificate Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Class Certificate Balance of such Certificate, as stated on the face thereof); provided, however, that the Class Certificate Balance of each Subordinate Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Class Certificate Balance of all other Classes of Certificates then outstanding. The Class A-IO Certificates shall not have a Class Certificate Balance and shall not be entitled to any distributions of principal. The Class R Certificates shall not have Class Certificate Balances.

Class M Certificate: Any one of the Class M-1, Class M-2 or Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

Class M Certificateholder: Any Holder of a Class M Certificate.

Class M Percentage: The Class M-1 Percentage, Class M-2 Percentage or Class M-3 Percentage.

Class M-1 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

Class M-2 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

Class M-3 Percentage: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date.

Class R Certificates: Any one of the Class R-I Certificates or Class R-II Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A-3 and evidencing the ownership of an interest designated as a Residual Interest.

Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

Closing Date: June 30, 2005.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The Securities and Exchange Commission.

Compensating Interest Payment: As defined in Section 6.06.

Cooperative: A corporation that has been formed for the purpose of cooperative apartment ownership.

Cooperative Assets: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the cooperative apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

Cooperative Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

Cooperative Project: All real property owned by a Cooperative including the land, separate dwelling units and all common elements.

Cooperative Unit: Means a specific unit in a Cooperative Project.

Corporate Trust Office: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Wachovia Bank, National Association, 401 South Tryon Street, 12th Floor, Charlotte, NC 28288-1179, Attention: Corporate Trust Group - Merrill Lynch Mortgage Investors, Inc., MLMI Series 2005-A5, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

Corresponding Class: With respect to each REMIC I Regular Interest, the Certificate with the corresponding designation.

Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

Custodian: Wells Fargo Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

Cut-off Date: June 1, 2005.

Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Substitute Mortgage Loans.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the Servicing Agreement.

Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated “Wachovia Bank, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2005-A5 - Distribution Account.” The Distribution Account shall be an Eligible Account.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Date: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

DTC Custodian: Wachovia Bank, National Association, or its successors in interest as custodian for the Depository.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement.

Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with Servicer, unless and until the Servicer’s ratings for short-term unsecured debt obligations are less than A-2 by S&P or A- by Moody’s, (ii) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by S&P and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificates: Any of the Class B-1, Class B-2, Class B-3, Class R-I or Class R-II Certificates.

Event of Default: An event of default described in Section 8.01.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

Excess Losses: (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount, (iii) Fraud Losses in excess of the Fraud Loss Amount and (iv) Extraordinary Losses.

Extraordinary Loss: Any Realized Loss or portion thereof caused by or resulting from:

(i)         nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”

(ii)         hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

(iii)        any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

(iv)         insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to this Agreement, including but not limited to Sections 4.03, 4.05 and 7.04, any amounts reimbursable to the Trustee and the Securities Administrator from the Trust Fund pursuant to this Agreement, including but not limited to Section 9.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, shall not, obtain reimbursement or indemnification from any other Person.

Fannie Mae: Federal National Mortgage Association or any successor thereto.

FDIC: Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

Fitch: Fitch Ratings or its successor in interest.

Fraud Loss Amount: Initially, approximately $7,307,063. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal: (X) prior to the second anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses as of the Cut-off Date up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

The Fraud Loss Amount may be further reduced by the Depositor (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Depositor shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

Fraud Losses: Losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation as reported by the Servicer to the Master Servicer.

Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 6.01, in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

Indemnified Persons: The Trustee, the Master Servicer, the Depositor and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

Initial Class Certificate Balance: With respect to any Regular Certificate, other than the Class A-IO Certificates, the amount designated “Initial Class Certificate Balance” on the face thereof.

Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Class Certificate Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

Class M-1: 2.35%	Class B-1: 0.35%
Class M-2: 0.70%	Class B-2: 0.25%
Class M-3: 0.40%	Class B-3: 0.20%

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the

Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Interest Accrual Period: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs.

Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and condemnation proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise.

Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the Outstanding Principal Balance of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

Lower Priority: As of any date of determination and with respect to any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 6.01.

Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to Section 6.01, in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Majority Certificateholders: The Holders of Certificates evidencing at least 51% of the Voting Rights.

Master Servicer: Wells Fargo Bank, N.A. including, its respective successors in interest who meet the qualifications of this Agreement.

Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated “Wachovia Bank, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2005-A5 - Master Servicer Collection Account.” The Master Servicer Collection Account shall be an Eligible Account.

Master Servicing Compensation: The meaning specified in Section 3.14.

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MLBUSA: Merrill Lynch Bank USA.

MLCC: Merrill Lynch Credit Corporation.

MLMLI: Merrill Lynch Mortgage Lending, Inc.

Monthly Advance: An advance of principal or interest required to be made by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to Section 6.05.

Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

Monthly Principal: The principal portion of any Monthly Payment.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the “Mortgage Interest Rate” set forth with respect thereto on the Mortgage Loan Schedule.

Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgage Pool: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the Servicer or the Master Servicer in accordance with the Servicing Agreement or this Agreement and (ii) unreimbursed advances by the Servicer or the Master Servicer and Monthly Advances.

Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate (expressed as a per annum rate).

Nonrecoverable Advance: Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance or Servicing Advance, would not be, ultimately recoverable from related late payments, condemnation proceeds, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Notional Amount: With respect to the Class A-IO Certificates, an amount equal to the aggregate Class Certificate Balance of the Class A-2 Certificates and the Class A-3 Certificates. For federal income tax purposes, however, the Class A-IO Certificates will not constitute a “regular interest” in REMIC II but instead will represent ownership of Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component, each of which is a “regular interest” in REMIC II; accordingly, for federal income tax purposes the Notional Amount of the Class A-IO Certificates will be equal to the aggregate Uncertificated Notional Amount of Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component.

Offered Certificate: Any Senior Certificate or Offered Subordinate Certificate.

Offered Subordinate Certificates: The Class M-l, Class M-2 and Class M-3 Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Master Servicer or the Depositor.

Optional Termination Date: The first Distribution Date on which the Master Servicer may opt to terminate the Trust Fund pursuant to Section 10.01.

Original Class Certificate Balance: With respect to each Class of the Certificates (other than the Class A-IO Certificates and the Class R Certificates), the Class Certificate Balance thereof on the Closing Date, as set forth opposite such Class above in the Preliminary Statement.

Original Notional Amount: With respect to the Class A-IO Certificates, $144,179,000.

Original Subordinate Principal Balance: The sum of the aggregate Class Certificate Balances of each Class of Subordinate Certificates as of the Closing Date.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Originator: Washington Mutual Bank (formerly known as Washington Mutual Bank, FA).

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in Full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass-Through Rate: With respect to the Certificates and any Distribution Date, the following:

(i)         For the Class A-1, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates on each Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 4.906% per annum. For federal income tax purposes, however, each of the Class A-1, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates on each Distribution Date, will have a per annum rate equal to the weighted average of the REMIC I Pass-Through Rates on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest as of the beginning of the Due Period immediately preceding the related Distribution Date.

(ii)        For the Class A-2 Certificates on each Distribution Date on or prior to the Rate Change Date, a per annum rate equal to the lesser of (A) 4.566% per annum, and (B) the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. Beginning with the Interest Accrual Period following the Interest Accrual Period for the Rate Change Date and thereafter, the Pass-Through Rate on the Class A-2 Certificates will be equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. For federal income tax purposes, however, the Class A-2 Certificates on each Distribution Date on or prior to the Rate Change Date, will have a per annum rate equal to the lesser of (A) 4.566% per annum, and (B) the weighted average of the REMIC I Pass-Through Rate on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests as of the beginning of the Due Period immediately preceding the related Distribution Date. Beginning with the Interest Accrual Period following the Interest Accrual Period for the Rate Change Date and thereafter, the Pass-Through Rate on the Class A-2 Certificates will be equal to the weighted average of the REMIC I Pass-Through Rate on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests as of the beginning of the Due Period immediately preceding the related Distribution Date.

(iii)        For the Class A-3 Certificates on each Distribution Date on or prior to the Rate Change Date, a per annum rate equal to the lesser of (A) 4.442% per annum, and (B) the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. Beginning with the Interest Accrual Period following the Interest Accrual Period for the Rate Change Date and thereafter, the Pass-Through Rate on the Class A-3 Certificates will be equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. For federal income tax purposes, however, the Class A-3 Certificates on each Distribution Date on or prior to the Rate Change Date, will have a per annum rate equal to the lesser of (A) 4.442% per annum, and (B) the weighted average of the REMIC I Pass-Through Rate on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests as of the beginning of the Due Period immediately preceding the related Distribution Date. Beginning with the Interest Accrual Period following the Interest Accrual Period for the Rate Change Date and thereafter, the Pass-Through Rate on the Class A-3 Certificates will be equal to the weighted average of the REMIC I Pass-Through Rate on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests as of the beginning of the Due Period immediately preceding the related Distribution Date.

(iv)        For the Class A-IO Certificates on each Distribution Date, a per annum rate equal to the excess, if any, of (A) the weighted average of the Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, over (B) the weighted average of the Pass-Through Rates on the Class A-2 Certificates and Class A-3 Certificates weighted on the basis of the Class Certificate Balances thereof. The Pass-Through Rate on the Class A-IO Certificates for the first Interest Accrual Period will be approximately 0.412% per annum. For federal income tax purposes, the Class A-IO Certificates do not constitute a “regular interest” in REMIC II but represent ownership of Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component. Therefore, for federal income tax purposes, the Pass-Through Rate described above in this footnote is equal to the aggregate of the REMIC II Pass-Through Rates on the Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component as of the beginning of the Due Period immediately preceding the related Distribution Date.

Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

Percentage Interest: With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Class Certificate Balance or initial Notional Amount, as the case may be, represented by such Certificate and the denominator of which is the Initial Class Certificate Balance or Original Notional Amount, as the case may be, of the related Class. With respect to any Class of Class R Certificates, the portion of such Class evidenced thereby, expressed as a percentage, as stated on the face of such

Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

(i)         direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)         (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)        repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv)        securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v)        commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)        a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)       any other demand, money market or time deposit, obligation, security or investment as may be acceptable to either Rating Agency as evidenced in writing by each Rating Agency to the Trustee or Master Servicer;

(viii)      any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency (if such fund is rated by each Rating Agency), including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par; and

(ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except (i) if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody’s and (ii) if S&P is a Rating Agency, “AAAm” or “AAAM-G” by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations.

Permitted Transferee: Any Person other than a Disqualified Organization or an “electing large partnership” (as defined by Section 775 of the Code).

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Physical Certificates: The Residual Certificates and the Private Certificates.

Preliminary Servicing Period: With respect to any Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Servicer enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Class Certificate Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal

Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month’s interest at the Net Mortgage Rate on the amount of such Curtailment. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 6.06.

Prepayment Period: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

Private Certificates: Any of the Class B-1, Class B-2, Class B-3, Class R-I and Class R-II Certificates.

Protected Account: An account established and maintained for the benefit of Certificateholders by the Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the Servicing Agreement. The Protected Account shall be an Eligible Account.

Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) accrued interest on such Stated Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer or Master Servicer, which payment or advance had as of the date of purchase been distributed to Certificateholders, through the end of the calendar month in which the purchase is to be effected less any unreimbursed Monthly Advances and any unpaid Servicing Fees payable to the purchaser of the Mortgage Loan and (iii) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan or REO Property of any predatory or abusive-lending law.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

Rate Change Date: The Distribution Date in April 2010.

Rating Agencies: Fitch and S&P.

Rating Agency Confirmation: A written confirmation provided by the Rating Agency indicating the rating of a Certificate or stating that such transaction shall not cause the ratings of the Certificates to be reduced, suspended or withdrawn by the Rating Agency.

Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Class Certificate Balance of any Class of Certificates on any Distribution Date.

Reconstitution Agreements: The agreement or agreements entered into by the Servicer and MLBUSA and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced under the Servicing Agreement, in connection with a whole loan transfer or a pass-through transfer as provided in Section 12 thereof.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans shall be removed from the Servicing Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 thereof.

Record Date: With respect to each Distribution Date and each Class of Offered Certificates, the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regular Certificates: Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-IO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

Relief Act: The Servicemembers Civil Relief Act, as amended.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Master Servicer Collection Account or the Distribution Account and belonging to the Trust Fund; (iii) any REO Property; and (iv) the primary hazard insurance policies, if any, the Primary Mortgage Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans.

REMIC I Pass-Through Rate: With respect to each REMIC I Regular Interest, the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the respective Stated Principal Balance of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

REMIC I Regular Interests: Each uncertificated partial undivided beneficial ownership interest in REMIC I as designated in the Preliminary Statement having a principal balance equal to its Uncertificated Principal Balance, and which bears interest at a rate equal to its REMIC I Pass-Through Rate.

REMIC I Regular Interest A-1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-4: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-5: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-6: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-7: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-8: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest A-9: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest M-1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest M-2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest M-3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest B-1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest B-2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC I Regular Interest B-3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC I Pass-Through Rate, and that has such other terms as are described herein.

REMIC II: The segregated pool of assets consisting of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component (each represented and beneficially owned by the Class A-IO Certificates), Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, and Class R-II Certificates, with respect to which a separate REMIC election is to be made.

REMIC II Pass-Through Rate: With respect to Uncertificated Class A-IO-1 Component, a per annum rate equal to the excess, if any, of (i) the weighted average of the REMIC I Pass-Through Rate on REMIC I Regular Interest A-2, weighed on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest, over (ii) the Pass-Through Rate on the Class A-2 Certificates. With respect to Uncertificated Class A-IO-2 Component, a per annum rate equal to the excess, if any, of (i) the weighted average of the REMIC I Pass-Through Rate on REMIC I Regular Interest A-3, weighed on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest, over (ii) the Pass-Through Rate on the Class A-3 Certificates.

REMIC II Regular Interests: Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component.

REMIC II Certificates: Any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-IO Certificates (the Class A-IO Certificate is not a “regular interest” in REMIC II but represents the beneficial ownership of the Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component, each a “regular interest” in REMIC II), Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class R-III Certificates.

REMIC Opinion: An Opinion of Counsel stating that, under the REMIC Provisions, any contemplated action will not cause the REMIC Trust to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to the REMIC Trust set forth in Section 860G(d) of the Code).

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Trust: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Master Servicer Collection Account or the Distribution Account and belonging to the Trust Fund; (iii) any REO Property; (iv) the primary hazard insurance policies, if any, the Primary Mortgage Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; and (v) the Depositor’s interest in respect of the representations and warranties made by the Seller and the Originator in the Assignment, Assumption and Recognition Agreement as assigned to the Trustee pursuant to Section 2.04 hereof.

REO Property: A Mortgaged Property acquired by the Servicer or Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23 in connection with a defaulted Mortgage Loan.

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Originator and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: A request for release in the form attached hereto as Exhibit D.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

Residual Certificates: Any of the Class R Certificates.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

Rule 144A Letter: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-3 hereto.

S&P: Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, N.A., or any successor in interest, or any successor securities administrator appointed as herein provided.

Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

Distribution Date	Senior Accelerated Distribution Percentage
July 2005 through June 2012	100%
July 2012 through June 2013	Senior Percentage, plus 70% of the Subordinate Percentage
July 2013 through June 2014	Senior Percentage, plus 60% of the Subordinate Percentage
July 2014 through June 2015	Senior Percentage, plus 40% of the Subordinate Percentage
July 2015 through June 2016	Senior Percentage, plus 20% of the Subordinate Percentage
July 2016 and thereafter	Senior Percentage

provided, however, that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(i)(X) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) averaged over the last six months as a percentage of the aggregate outstanding Class Certificate Balance of the Class M Certificates and the Class B Certificates, is less than 50%, or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Class Certificate Balances of the Subordinate Certificates; or (b) (i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4%, and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Class Certificate Balances of the Subordinate Certificates.

In addition, on any Distribution Date on or after the Distribution Date occurring in June 2008, if the Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage, and (a) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the Subordinate Percentage for that Distribution Date times the aggregate Stated Principal Balance of the Mortgage Loans, does not exceed 50% and (b) cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the initial Subordinate Percentage times the aggregate Stated Principal Balance of the Mortgage

Loans as of the Cut-off Date, then, in each case, the Senior Accelerated Distribution Percentage for such Distribution Date will equal the Senior Percentage.

Senior Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-IO Certificates.

Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans or related REO Properties immediately prior to such Distribution Date.

Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to subclause first and second of Section 6.01(A) and (b) the sum of the following:

(A)       the Senior Percentage for such Distribution Date times the sum of the following:

(1)        the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan, whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Loss Coverage Amount;

(2)        the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period pursuant to Section 2.02 or 2.03 hereof or pursuant to the Servicing Agreement; and

(3)        the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with the liquidation or disposition of a Mortgage Loan, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Servicer as recoveries of principal of the related Mortgage Loan pursuant to Servicing Agreement;

(B)        with respect to the liquidation or other disposition of a Mortgage Loan which occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Servicer or the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to the Servicing Agreement or this Agreement;

(C)       the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period with respect to the Mortgage Loans;

(D)       any amounts described in clauses (A), (B) or (C) of this definition, as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

Servicer: With respect to each Mortgage Loan, Washington Mutual Bank.

Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the Servicing Agreement as the Remittance Date (as such term is defined in the Servicing Agreement).

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration, protection and repair of a Mortgaged Property or Cooperative Unit, as applicable, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement dated as of June 1, 2001 among MLBUSA, as purchaser, Washington Mutual Bank, FA, as seller, Washington Mutual Bank fsb, as seller, Washington Mutual Bank, as seller and Washington Mutual Bank, FA, as servicer, and the modifications thereto provided in Annex A to the Warranty Bill of Sale dated April 26, 2004, among MLBUSA, as purchaser, Washington Mutual Bank, FA, as seller, Washington Mutual Bank, as seller, and Washington Mutual Bank, FA, as servicer.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the related Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Trust Fund to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and other proceeds, to the extent permitted by this Agreement) of related Monthly Payment collected by the Servicer, or as otherwise proved under Section 11.05. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month. If the Index and/or Gross Margin are adjusted as provided in the related Mortgage

Note, the Servicing Fee shall be the rate per annum in effect immediately prior to such adjustment.

Servicing Fee Rate: The per annum rate at which the Servicing Fee accrues, which rate shall be as calculated or set forth in the related final Mortgage Loan Schedule.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

Special Hazard Loss Coverage Amount: As of any Distribution Date, an amount equal to $4,018,885 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 6.02 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 71.75% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

The Special Hazard Amount may be further reduced by the Depositor (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Depositor shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

Special Hazard Losses: Realized Losses in respect of Special Hazard Mortgage Loans as reported by the Servicer to the Master Servicer.

Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

Startup Day: June 30, 2005.

Stated Principal Balance: With respect to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Stayed Funds: If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a remittance by the Master Servicer pursuant to this Agreement is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such remittance absent such prohibition.

Subordinate Certificates: The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

Subordinate Percentage: For any Distribution Date, the difference between 100% and the Senior Percentage for such date.

Subordinate Prepayment Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

(i)          For any Distribution Date prior to the Distribution Date in July 2012 (unless the Class Certificate Balances of the Senior Certificates have been reduced to zero), 0%.

(ii)         For any Distribution Date for which clause (i) does not apply, and on which any Class of Subordinate Certificates are outstanding:

(a)         in the case of the Class of Subordinate Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of such Class immediately prior to such date and the denominator of which is the sum of the Class Certificate Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

(b)         in the case of each other Class of Subordinate Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)        Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 6.01 of this Agreement (determined without regard to the proviso to the definition of “Subordinate Principal Distribution Amount”) would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Class Certificate Balance thereof (any such Class, a “Maturing Class”), then: (a) the Subordinate Prepayment Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Class Certificate Balance of such Class to zero; (b) the Subordinate Prepayment Percentage of each other Class of Subordinate Certificates (any such Class, a “Non-Maturing Class”) shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Class Certificate Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the “Recalculated Percentage”); (c) the total amount of the reductions in the Subordinate Prepayment Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non- Maturing Class, the “Adjustment Percentage”); and (d) for purposes of such Distribution Date, the Subordinate Prepayment Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Subordinate Prepayment Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Class Certificate Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, the sum of the following:

(i)         the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the following amounts:

(1)        the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan, whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Loss Coverage Amount;

(2)        the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period pursuant to Section 2.02 or 2.03; and

(3)         the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with the liquidation or other disposition of a Mortgage Loan, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Servicer as recoveries of principal of the related Mortgage Loan pursuant to the Servicing Agreement;

(ii)         such Class’s pro rata share, based on the Class Certificate Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of, with respect to each Mortgage Loan for which a liquidation or other disposition occurred during the related Prepayment Period and did not result in any Excess Losses, an amount equal to the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Servicer as recoveries of principal of the related Mortgage Loan pursuant to the Servicing Agreement, to the extent such collections are not otherwise distributed to the Senior Certificates;

(iii)        the product of (x) the related Subordinate Prepayment Percentage for such Distribution Date and (y) the aggregate of all Principal Prepayments in Full and Curtailments of the Mortgage Loans received in the related Prepayment Period, to the extent not payable to the Senior Certificates; and

(iv)        any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates;

provided, however, that such amount shall in no event exceed the outstanding Class Certificate Balance of such Class of Certificates immediately prior to such date.

Subordination: As defined in Section 6.02(c).

Subsequent Recoveries: Any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the Servicing Agreement, the Assignment, Assumption and Recognition Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Mortgage Loan for which it is to be substituted as of the Due Date in the calendar month during which the substitution occurs, (ii) which has a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of such Mortgage Loan, (iii) which has a Net Mortgage Rate equal to or greater than the Net Mortgage Rate of such Mortgage Loan, (iv) which has a remaining term to maturity not greater than (and not more than one year less than) that of such Mortgage Loan, (v) which has the same Due Date as the Due Date on such Mortgage Loan, (vi) which has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of such Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%, (viii) conform to each non-statistical representation and warranty set forth in Section

7.02 of the Servicing Agreement and (ix) be the same type of mortgage loan (i.e. adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Net Mortgage Rates described in clause (iii) hereof shall be determined on the basis of weighted average Net Mortgage Rates, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Substitute Mortgage Loan or in the aggregate, as the case may be.

Tax Administration and Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the REMIC Trust, as more particularly set forth in Section 9.12 hereof.

Trustee: Wachovia Bank, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

Trust Fund: The REMIC I and REMIC II.

Uncertificated Class A-IO-1 Component: A “regular interest” in REMIC II and one of two components beneficially owned by the Class A-IO Certificates.

Uncertificated Class A-IO-2 Component: A “regular interest” in REMIC II and one of two components beneficially owned by the Class A-IO Certificates.

Uncertificated Notional Amount: The Uncertificated Class A-IO-1 Component shall have an Uncertificated Notional Amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest A-2. The Uncertificated Class A-IO-2 Component shall have an Uncertificated Notional Amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest A-3.

Uncertificated Principal Balance: With respect to each Uncertificated REMIC Regular Interest on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 6.07 and (y) the aggregate of all reductions in Class Certificate Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC Regular Interest pursuant to Section 6.07.

Uncertificated REMIC Accrued Interest: With respect to each Distribution Date, as to any Uncertificated REMIC Regular Interest, interest accrued during the related Interest Accrual Period at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal

Balance thereof immediately prior to such Distribution Date. Uncertificated REMIC Accrued Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Uncertificated REMIC Accrued Interest on any Uncertificated REMIC Regular Interest will be reduced by the amount of: (i) Prepayment Interest Shortfalls on all Mortgage Loans (to the extent not offset by the Master Servicer with a Compensating Interest Payment as provided in Section 6.06), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 6.02, (iii) the interest portion of Monthly Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the liquidation or other disposition of such Mortgage Loan or REO Property by the related Servicer or the Master Servicer that were made with respect to delinquencies that were ultimately determined to be Excess Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates with all such reductions allocated among all of the Uncertificated REMIC Regular Interests in proportion to their respective amounts of Uncertificated REMIC Accrued Interest payable on such Distribution Date which would have resulted absent such reductions.

Uncertificated REMIC Pass-Through Rate: Any REMIC I Pass-Through Rate or REMIC II Pass-Through Rate.

Uncertificated REMIC Regular Interests: The REMIC I Regular Interests and Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component.

Undercollateralized Amount: On any Distribution Date, the excess of (x) the aggregate Class Certificate Balance of any Class or Classes of Senior Certificates immediately prior to such Distribution Date over (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period.

Undercollateralized Senior Certificates: As defined in Section 6.01(D).

Underwriting Guidelines: The Underwriting Guidelines of the Originator, attached to the Servicing Agreement as Exhibit 10, as amended from time to time.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the Servicing Agreement, without regard to whether or not such policy is maintained.

United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Class Certificate Balance of all the Certificates then outstanding (other than the Class A-IO Certificates and Class R Certificates). 98.00% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class R Certificates) in proportion to their then outstanding Class Certificate Balances, and 1.00% of all Voting Rights will be allocated among the holders of the Class A-IO Certificates and 0.50% and 0.50% of all Voting Rights will be allocated among the holders of the Class R-I Certificates and Class R-II Certificates, respectively, in proportion to the Percentage Interests evidenced by their respective Certificates; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights.

Section 1.02	Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans to Trustee. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicer in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Trustee in the Distribution Account for the benefit of the Trustee on behalf of the Regular Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Assignment, Assumption and Recognition Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreement as assigned to the Depositor on behalf of the Certificateholders by the Assignment, Assumption and Recognition Agreement and (viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

(b)        In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or the Custodian, as its agent, the following documents or instruments (I) with respect to each Mortgage Loan, other than a Cooperative Loan:

(i)         the original Mortgage Note, endorsed in the following form: “Pay to the order of Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A5, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii)         the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii)        an original Assignment of the Mortgage executed in the following form: “Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A5.

(iv)        the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(v)        the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(vi)        the original of any guarantee executed in connection with the Mortgage Note;

(vii)	the original mortgagee title insurance policy;

(viii)      the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

		(ix)	the original power of attorney, if applicable;
and	(II)	with respect to each Mortgage Loan that is a Cooperative Loan:

(i)         the original Mortgage Note, endorsed in the following form: “Pay to the order of Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A5, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii)         the original duly executed assignment of Security Agreement to the Trustee;

(iii)        the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

(iv)        the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

(v)        the stock certificate representing the Cooperative Assets allocated to the Cooperative Unit, with a stock power in blank attached;

(vi)        the original collateral assignment of the proprietary lease by Mortgagor to the originator;

(vii)	a copy of the recognition agreement;

(viii)      if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

(ix)        the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) the Depositor may deliver a Mortgage Note pursuant to clauses (b)(I)(i) and (b)(II)(i) endorsed in blank, provided that the endorsement is completed within 60 days of the Closing Date; (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Depositor shall cause, at its expense, the assignment of the Mortgage to the Trustee to be recorded not later than 180 days after the Closing Date, unless such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided as set forth below in this Section 2.01. With respect to the Cooperative Loans, the Depositor will, promptly after the Closing Date, cause the related financing statements (if not yet filed) and an assignment thereof from the Depositor to the Trustee to be filed in the appropriate offices. The Depositor need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund, the Trustee or the Custodian, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof and (v) with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the

Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Depositor fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust Fund in accordance with Section 9.05.

If any original Mortgage Note referred to in Section 2.01(b)(I)(i) or 2.01(b)(II)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

(c)        The parties hereto agree that it is not intended that any mortgage loan be included in the Trust that is either (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High-cost Home Loan” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

Section 2.02	Acceptance of Mortgage Loans by Trustee.

(a)        The Trustee acknowledges the sale, transfer and assignment of the Trust to it by the Depositor and its receipt thereof, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it, or the Custodian on its behalf, holds the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On or before the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor on the Closing Date an Initial Certification. In conducting such review, the Trustee or Custodian will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(iii)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear to relate on their face to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor’s name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File and (iv) with respect to Mortgage Loans with a Mortgage Interest Rate subject to adjustment, the Gross Margin and the lifetime cap for such Mortgage Loan. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the representation made by the Seller in the Assignment, Assumption and Recognition Agreement that the Seller has delivered to the Depositor all documents required to be delivered in accordance with Section 6.03 of the Servicing Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee, shall enforce the Seller’s obligation pursuant to the representation made by the Seller in the Assignment, Assumption and Recognition Agreement, within 90 days from the Trustee’s or the Custodian’s notification, to purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b)        No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(v) and (ix)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor’s name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the representation made by the Seller in the Assignment, Assumption and Recognition Agreement to deliver the mortgage loans in accordance with Section 6.03 of the Servicing Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller’s obligation under the Assignment, Assumption and Recognition Agreement to purchase such Mortgage Loan at the Purchase Price, provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)        In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Trustee written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall notify the Trustee and the Custodian and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the

Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

Section 2.03     Assignment of Interest in the Assignment, Assumption and Recognition Agreement.

(a)        The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Assignment, Assumption and Recognition Agreement, including but not limited to Depositor’s rights and obligations pursuant to the Servicing Agreement. The obligations of the Seller or the Originator pursuant to the Assignment, Assumption and Recognition Agreement or the Servicing Agreement, as applicable, to substitute or repurchase a Mortgage Loan shall be the Trustee’s and the Certificateholders’ sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

(b)        If the Depositor, the Master Servicer, Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in Section 7.03 of the Servicing Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller or the Originator pursuant to the Assignment, Assumption and Recognition Agreement or the Servicing Agreement, as applicable, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Assignment, Assumption and Recognition Agreement, Servicing Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee. The Depositor shall notify the Trustee and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to such Seller or Originator, as applicable, the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by such Seller or Originator, without recourse, as are necessary to vest in such Seller or Originator title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Trustee or the Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller or Originator to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

Section 2.04     Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Section 7.03 of the Servicing Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller or Originator may, no later than the date by which such purchase by such Seller or Originator would otherwise be required, tender to the Trustee a Substitute Mortgage Loan; provided, however, that substitution pursuant to Section 7.03 of the Servicing Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify such Seller or Originator, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within one Business Day of receipt, such Seller or Originator shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller or the Originator of the Purchase Price for the purchase of a Mortgage Loan by such Seller or Originator. After such notification to such Seller or Originator and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Originator. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of such Originator and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee shall release to the Originator the related Mortgage File related to any Mortgage Loan released pursuant to the Assignment, Assumption and Recognition Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Originator title to and rights under any Mortgage Loan released pursuant to the Servicing Agreement or Section 2.04 of this Agreement, as applicable. The Originator shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Servicing Agreement or Subsections

2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Servicing Agreement shall be deemed to have been made by the Originator with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

Section 2.05	Issuance of Certificates.

(a)        The Trustee acknowledges the assignment to it on behalf of the Trust Fund of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

(b)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of REMIC I for the benefit of the holders of the REMIC I Regular Interests. The Trustee acknowledges receipt of the assets of REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Regular Interests.

(c)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Certificates.

Section 2.06     Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

(i)         the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)         the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)        the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)        this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)        there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)       immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01     Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer their respective Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. Neither of the Master Servicer or Securities Administrator shall have any responsibility for reviewing or reconciling the Protected Account or for any expenses or other consequences resulting from any failure of such Protected Account to be so reconciled.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no liability with respect to the use of any such limited power of attorney.

The Trustee or the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or the Custodian’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;

(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02     REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Assignment, Assumption and Recognition Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.03     Monitoring of Servicer. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)        The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 3.03(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)        To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.03(b).

(d)        The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e)        If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04     Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05     Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I or REMIC II, as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.06     Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the Servicing Agreement, and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

Section 3.07     Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer or the Master Servicer will furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Servicer pursuant to Section 4.01 or by the Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly and no later than five Business Days (or, to the extent that the Servicer notifies the Seller that a document is not in the Servicer’s possession as part of the Servicing File which is needed for purposes of the Servicer complying with any applicable law, within such shorter period as may be necessary to enable the Servicer to comply with such law) release the related Mortgage File to the Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as requested and as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. In connection with the foregoing, the Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08     Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)        The Master Servicer shall transmit and the Servicer (to the extent required by the Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall, and (to the extent provided in the Servicing Agreement) shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)        All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the Servicing Agreement.

Section 3.09	Standard Hazard Insurance and Flood Insurance Policies.

(a)        For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)        Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicer or the Master Servicer, or by the Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.02 and 4.03 in accordance with the terms and conditions of the Servicing Agreement. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

Section 3.10     Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the Servicing Agreement) cause the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.

(a)        The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

(b)        The Master Servicer agrees to present, or to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

Section 3.12     Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or its Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13     Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms and conditions of the Servicing Agreement.

Section 3.14	Compensation for the Master Servicer.

The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Distribution Account and the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15	REO Property.

(a)        In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)        The Master Servicer shall, to the extent required by the Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)        The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)        To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

Section 3.16	Annual Officer’s Certificate as to Compliance.

(a)        The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before February 28 of each year, commencing on February 28, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)        Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 3.17     Annual Independent Accountant’s Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before February 28 of each year, commencing on February 28, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 3.18	Reports Filed with Securities and Exchange Commission.

(a)        Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Trustee who shall make available on its website a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30, 2006 (and each year thereafter unless a Form 15D Suspension Notification has been filed pursuant to Section 3.18(d) below), the Master Servicer shall prepare and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Each such Form 10-K shall include as exhibits the Servicer’s annual statement of compliance and annual accountant’s report as described in the Servicing Agreement, in each case to the extent timely delivered to the Master Servicer. If they are not so timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Form 10-K shall also include a certification in the form attached hereto as Exhibit K, in compliance with Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any additional directives of the Commission, which shall be signed by a Servicing Officer of the Master Servicer. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file the Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. Notwithstanding the foregoing sentence, the Master Servicer shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to: the Depositor c/o Merrill Lynch & Co. Inc. Attn: Managing Director-Analysis and Control. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund except as pursuant to Sections 7.04(c) hereof.

(b)        The Master Servicer shall indemnify and hold harmless the Trustee, the Depositor and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s obligations under this Section 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

(c)        If, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) Rules 13a-14 and 15d-14 under the Exchange Act and any related directives of the Commission are modified or superseded by any subsequent statement, rule, directive or regulation of the Commission or any division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affect the form or substance of the required certification under Rule 13a-14 and 15d-14 of the Exchange Act such that, in the reasonable judgment of the Master Servicer, the required certification is materially more onerous than the form of the requirement attached hereto as Exhibit K as of the Closing Date, the Master Servicer, the Depositor and the Mortgage Loan Seller shall negotiate in good faith to determine how to amend the certification attached hereto as Exhibit K or any of the provisions in this Section 3.18 to comply with any such new requirements. Notwithstanding any other provision of this Agreement, the provisions of this Section 3.18 may be amended by the Depositor, the Master Servicer and the Trustee without the consent of the Certificateholders.

(d)        Prior to January 30th of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall file with the Commission a Form 15D Suspension Notification with respect to the Trust Fund.

ARTICLE IV

ACCOUNTS

Section 4.01     Protected Accounts. (a) The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Protected Account in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer’s own funds (less servicing compensation as permitted by the Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)        To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer, as set forth in the Servicing Agreement. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)        To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)         Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii)         Principal Prepayments in Full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

(iii)        Curtailments received by the Servicer for such Mortgage Loans in the related Prepayment Period; and

(iv)	Any amount to be used as a Monthly Advance.

(d)        Withdrawals by the Master Servicer may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicer may be retained by them as set forth in the Servicing Agreement and need not be deposited in the Master Servicer Collection Account.

Section 4.02     Master Servicer Collection Account. (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)         Any amounts withdrawn from a Protected Account or other permitted account;

(ii)	Any Monthly Advance and any Compensating Interest Payments;

(iii)        Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account or other permitted account;

(iv)        The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

(v)        Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vi)        Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)        All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) with respect to the Securities Administrator, need not be credited by the Master Servicer or the Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer from the Distribution Account, any provision herein to the contrary notwithstanding.

(c)        The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 4.03     Permitted Withdrawals and Transfers from the Master Servicer Collection Account. (a) The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

(b)        On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(b), 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

(c)        In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Trustee for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

(d)        No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer

Collection Account with respect to the related Distribution Date to the Trustee for deposit in the Distribution Account.

Section 4.04     Distribution Account. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)        All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(c)        The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected to the maximum extent permitted by applicable law from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall remit the amount of the loss to the Trustee who shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 4.05     Permitted Withdrawals and Transfers from the Distribution Account. (a) The Trustee will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer or the Securities Administrator has designated for such transfer or withdrawal pursuant to the Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

(i)         to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds or any advance of such Servicer’s own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

(ii)         to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)        to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)        to pay the Master Servicer or the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)        to pay the Master Servicer or the Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03 (a) as servicing compensation;

(vi)        to reimburse the Master Servicer or the Servicer for advances of funds pursuant to Sections, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(vii)       to reimburse the Master Servicer or the Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii)	to pay the Master Servicer as set forth in Section 3.14;

(ix)        to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 3.03, 7.04(c) and (d);

(x)        to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(xi)        to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xii)       to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(xiii)	to remove amounts deposited in error; and
(xiv)	to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)        The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

(c)        On each Distribution Date, the Trustee shall distribute the Available Funds to the Holders of the Certificates as instructed by the Master Servicer or the Securities Administrator in accordance with Section 6.01.

ARTICLE V

CERTIFICATES

Section 5.01	The Certificates.

Each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-IO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class R-I and Class R-II Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the receipt of a written order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Certificates (other than the Residual Certificates) shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 and integral dollar multiples of $1 in excess thereof. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 25% Percentage Interest. Provided, however, that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Balance of such Class on the Closing Date.

The Certificates shall be executed on behalf of the Trust Fund by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Certificates, other than the Residual Certificates, shall be Book-Entry Certificates.

Section 5.02	Registration of Transfer and Exchange of Certificates.

(a)        The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)        Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a representation letter with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such representation letter and this Agreement, the terms of this Agreement shall control.

(c)        If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor’s expense, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)        Except with respect to the initial transfer of the Private Certificates by the Depositor, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, made in reliance upon an exemption from the 1933 Act, (i) the Trustee and the Depositor shall require (a) the transferor to execute a representation letter (in substantially the form attached hereto as Exhibit F-1) and the transferee to execute an investor representation letter (in substantially the form attached hereto as Exhibit F-2) and (b) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferee to execute a Rule 144A Letter (in substantially the form attached hereto as Exhibit F-3) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which certificate shall not be an expense of the Trustee or the Depositor; provided that, in the case of any Book-Entry Certificate, such transferee shall be deemed to have made such representations and warranties contained in such investment letter. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(d) will be required in connection with the first transfer by the Depositor or an Affiliate thereof of any Class R Certificate, and the Depositor or such Affiliate hereby agree only to make such a transfer to, to an “accredited investor” within the meaning of Rule 501(d) of the 1933 Act.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, (such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit F-2 or F-3 hereto, as appropriate on which the Trustee and Depositor is authorized to rely), to the effect that either (A) such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (collectively, a “Plan”), nor a person acting on behalf of any such Plan or arrangement nor using the assets of any such Plan or arrangement to effect such transfer (a “Plan Investor”), or (B) the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Securities Administrator, the Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a Plan Investor, an Opinion of Counsel satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be “Plan assets” and subject to the prohibited transaction provisions of ERISA and the Code, will not result in such a prohibited transaction, and will not subject the Trustee, the Securities Administrator, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representations shall be deemed to have been made to the Trustee by the transferee’s acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of Certificates) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of a ERISA-Restricted Certificate to or on behalf of a Plan or Plan Investor in violation of this paragraph shall be void and of no effect.

Any transferee of an ERISA-Restricted Certificate which is a Book-Entry Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such transferee is not a Plan Investor or (b) such transferee meets the requirements in (i)(B) of the immediately preceding paragraph.

Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a Plan Investor or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Prohibited Transaction Exemption 90-29 issued by the Department of Labor, as amended (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch, Moody’s or S&P, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(d) above, then the last preceding transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding transferee.

Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(d) shall indemnify and hold harmless the Depositor, the Trustee, the Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(i)         Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)         No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)        In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)       an affidavit in the form of Exhibit E-1 hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, and an affidavit in the form of Exhibit E-2 hereto from the proposed transferor, representing and warranting, among other things, that no proposed transfer is to impede the assessment or collection of tax;

(B)        a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

(C)       Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in this clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

(iv)        If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (iv) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(v)        If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

(e)        No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04	Persons Deemed Owners.

The Servicer, the Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Master Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Servicer, the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

To the extent the Trustee, Certificate Registrar or any Paying Agent is required pursuant to this Agreement to determine the identity of the beneficial owner of a Book-Entry Certificate, any costs assessed by the Depository in making such determination shall be an expense of the party making such request, but in no event shall such cost be an expense of the Trust Fund.

Section 5.05	Appointment of Paying Agent.

The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 3.11 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies.

The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VI

PAYMENTS TO CERTIFICATEHOLDERS

Section 6.01     Distributions on the Certificates. (a) Interest and principal on the Certificates will be distributed by the Trustee monthly on each Distribution Date, commencing in July 2005, as instructed by the Master Servicer or the Securities Administrator, in an aggregate amount equal to the sum of the Available Funds for such Distribution Date. On each Distribution Date, the Available Funds shall be distributed as follows:

(b)        On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Senior Certificates except as otherwise noted:

first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-IO Certificates, pro rata, based on the entitlement of each such Class, the Accrued Certificate Interest on each Class of Senior Certificates for such Distribution Date. As described below, Accrued Certificate Interest on each Class of Senior Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated among the Senior Certificates as described below;

second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-IO Certificates, pro rata, based on the entitlement of each such Class, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among the Senior Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each of the Senior Certificates for such Distribution Date; and

third, the Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Available Funds, concurrently as follows:

(i)         approximately 56.3393749169% to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, in that order, in reduction of the Class Certificate Balances thereof, until the Class Certificate Balances of such Classes have been reduced to zero;

(ii)         approximately 10.7196302156% to the Class A-4 Certificates, until the Class Certificate Balance thereof is reduced to zero; and

(iii)        approximately 32.9409948674% concurrently in the following order of priority:

(A)       approximately 20.5231004200% to the Class A-5, Class A-6 and Class A-7 Certificates, sequentially, until the Class Certificate Balance of such Classes have been reduced to zero;

(B)        approximately 4.6105383734% to the Class A-8 Certificates, until the Class Certificate Balance thereof is reduced to zero; and

(C)              approximately 74.8663612066% to the Class A-9 Certificates, until the Class Certificate Balance thereof is reduced to zero.

(c)        On each Distribution Date on or prior to the Distribution Date on which the Class Certificate Balances of the Subordinate Certificates are reduced to zero (the “Credit Support Depletion Date”), an amount equal to the remaining Available Funds after the distributions in clause (b) above will be distributed sequentially, in the following order, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, in each case up to an amount equal to and in the following order: (i) the Accrued Certificate Interest thereon for such Distribution Date, (ii) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (iii) such Class’s Subordinate Principal Distribution Amount for such Distribution Date, in each case to the extent of the remaining Available Funds.

(d)        On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

(e)        In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such amounts into the Protected Account pursuant to Section 4.01(a). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Class Certificate Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.02(a). The amount of any remaining Subsequent Recoveries will be applied to increase the Class Certificate Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.02(a), and so on. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Class Certificate Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

Section 6.02     Allocation of Losses. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

(b)        With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

first, to the Class B-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;

second, to the Class B-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;

third, to the Class B-1 Certificates until the Class Certificate Balance thereof has been reduced to zero;

fourth, to the Class M-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;

fifth, to the Class M-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;

sixth, to the Class M-1 Certificates until the Class Certificate Balance thereof has been reduced to zero; and

seventh, to the Senior Certificates until the Class Certificate Balances thereof have been reduced to zero; provided, however, that Realized Losses that would otherwise be allocable to the Class A-5, Class A-6, Class A-7 and Class A-9 Certificates will first be allocated to the Class A-8 Certificates until the Class Certificate Balance thereof has been reduced to zero.

(c)        Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Class Certificate Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Class Certificate Balance of such Class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Subordinate Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under “—Principal Distributions on the Senior Certificates” and any Class of Subordinate Certificates with a higher payment priority. As used herein, “Debt Service Reduction” means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, “Subordination” refers to the provisions discussed above for the sequential allocation of Realized Losses among the various Classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

(d)        Allocations of the principal portion of Debt Service Reductions to the Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Funds as described herein, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates in the order of their payment priority. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders, the Class M Certificateholders or the Class B Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any Classes of Certificates subordinate thereto. Accordingly, the Subordination provided to the Senior Certificates and to each Class of Class M Certificates and Class B Certificates by the respective Classes of Certificates subordinate thereto with respect to Realized

Losses allocated on any Distribution Date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining Mortgage Loans. Thus, the Senior Certificates will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, which losses will be allocated among all Classes of Senior Certificates as described herein.

(e)        Any Excess Losses or other losses on the Mortgage Loans of a type not covered by Subordination will be allocated on a pro rata basis among the Certificates (any such Realized Losses so allocated to the Certificates will be allocated without priority among the various Classes of Certificates). An allocation of a Realized Loss on a “pro rata basis” among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of its then outstanding Class Certificate Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss.

(f)        For federal income tax purposes, Realized Losses, Debt Service Reductions and Excess Losses shall be allocated to each REMIC I Regular Interest as such amounts are allocable to the related Corresponding Class.

Section 6.03     Payments. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based solely on information provided to the Trustee by the Master Servicer or the Securities Administrator. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or the Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)        Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

Section 6.04     Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator’s internet website as set forth below, the following information:

(i)         the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates, separately identified, allocable to principal;

(ii)         the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

(iii)        the aggregate amount the Servicing Fee during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(iv)	the aggregate amount of Monthly Advances for the related Due Period;

(v)        the aggregate Stated Principal Balance of the Mortgage Loans at the close of business at the end of the related Due Period;

(vi)        the number, weighted average remaining term to maturity and weighted average Loan Rate of the Mortgage Loans as of the related Due Date;

(vii)       the number and aggregate unpaid principal balance of Mortgage Loans (a) one month, two months or three months delinquent on a contractual basis, (b) as to which foreclosure proceedings have been commenced and (c) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

(viii)      with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(ix)        the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding due period;

(x)        the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi)        the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xii)       the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Master Servicer Collection Account for such Distribution Date;

(xiii)      the Class Certificate Balance or Notional Amount of each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

(xiv)      the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xv)       the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by Compensating Interest Payments by the Servicer or the Master Servicer pursuant to the Servicing Agreement or Section 6.06;

(xvi)	the Available Funds;

(xvii)     the Pass-Through Rate for each Class of Certificates for such Distribution Date; and

(xviii)    the aggregate Stated Principal Balance of Mortgage Loans purchased by the Seller during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan.

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party , the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

(b)        By January 30 of each year beginning in 2006, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

Section 6.05     Monthly Advances. If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the Servicer was required to make an advance pursuant to the Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which will be used for a Monthly Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. If the Master Servicer has not deposited the amount described above as of the related Distribution Account Deposit Date, the Trustee will deposit in the Master Servicer Collection Account not later than the related Distribution Date, an amount equal to the remaining deficiency as of the Distribution Account Deposit Date. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances through the date that the Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Section 6.06    Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the aggregate amounts required to be paid by the Servicer under the Servicing Agreement with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

Section 6.07	Distributions on the Uncertificated REMIC Regular Interests.
(a) Distributions on the REMIC I Regular Interests.

(i)         On each Distribution Date the Trustee shall be deemed to distribute, pro rata, to itself, as the holder of the REMIC I Regular Interests, Uncertificated REMIC Accrued Interest on the REMIC I Regular Interests for such Distribution Date, plus any Uncertificated REMIC Accrued Interest thereon remaining unpaid from any previous Distribution Date.

(ii)         On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the REMIC I Regular Interests, an amount equal to the sum of the amounts in respect of principal distributable on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates under Section 6.01 with such amount deemed distributed to each REMIC I Regular Interest in the same amount and priority as allocated to the Corresponding Class.

(iii)       Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 6.07(a), distributions of funds from the Distribution Account shall be made only in accordance with Section 6.01.

(b)        Distributions on the Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component.

(i)         On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component, each a REMIC “regular interest” in REMIC II, Uncertificated REMIC Accrued Interest on each such REMIC regular interest for such Distribution Date, plus any Uncertificated REMIC Accrued Interest thereon remaining unpaid from any previous Distribution Date. The Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component will not be entitled to distributions of principal.

(ii)         Notwithstanding the deemed distributions on the Uncertificated Class A-IO-1 Component and Uncertificated Class A-IO-2 Component described in this Section 6.07(b), distributions of funds from the Distribution Account shall be made only in accordance with Section 6.01.

ARTICLE VII

THE MASTER SERVICER AND THE

DEPOSITOR

Section 7.01     Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

Section 7.02	Merger or Consolidation of the Master Servicer.

(a)        The Master Servicer and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)        Any Person into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03     Indemnification from the Master Servicer and the Depositor. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)        The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

Section 7.04     Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)        Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)        The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)        The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or the Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)        The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e)        In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)         The Master Servicer shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

Section 7.05     Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until MLMLI or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

Section 7.06     Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, MLMLI or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as MLMLI or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

Section 7.07     Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VIII

DEFAULT

Section 8.01     Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)         The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)         The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund; or

(iii)        There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)        The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v)        The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing

Percentage Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of MLMLI, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Section 8.02     Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that MLMLI shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, or anything herein to the contrary, the Trustee, if it becomes Master Servicer, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage

Loan, (ii) for any representation or warranty of the Master Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. The Trustee may conduct any activity required of it as Master Servicer hereunder through an Affiliate or through an agent. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Master Servicer, including but not limited to failure to timely deliver to the Trustee distribution instructions, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of master servicing. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, in the event that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)        If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

Section 8.03     Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

Section 8.04     Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

Section 8.05     List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

ARTICLE IX

CONCERNING THE TRUSTEE AND

THE SECURITIES ADMINISTRATOR

Section 9.01     Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(b)        Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)        On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

(d)        No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)         Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)         Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)        Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)        The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee’s Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)        The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)        Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(vii)       None of the Securities Administrator, the Depositor, the Master Servicer, the Servicer or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(e)        All funds received by the Master Servicer and the Trustee and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Trustee.

(f)         Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

Section 9.02     Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

(i)         The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)         The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)        Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee’s Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)        Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)        The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)       Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(viii)      The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(ix)        Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

(x)        Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Assignment, Assumption and Recognition Agreement, or by the Originator pursuant to this Agreement or the Servicing Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

Section 9.03     Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee or the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee of the Trust Fund and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.20.

Section 9.04     Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 9.05     Trustee’s and Securities Administrator’s Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid by the Master Servicer in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master

Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 9.06    Eligibility Requirements for Trustee and Securities Administrator. (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by S&P and Fitch with respect to their long-term rating and rated “BBB” or higher by S&P and Fitch with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

(b) In addition, the Securities Administrator (i) may not be the Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the relevant entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody's, or such other rating as is acceptable to Fitch as provided in a Rating Agency Confirmation. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 9.08, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement until such time as a new Securities Administrator is appointed. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

Section 9.07     Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the

Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 9.08     Resignation and Removal of the Trustee and Securities Administrator. (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator. If the Securities Administrator and the Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed as Securities Administrator, the Master Servicer shall likewise be terminated as Master Servicer.

(b)        If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

(c)        The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed.

(d)        No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

Section 9.09     Successor Trustee and Successor Securities Administrator. (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

(b)        No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

(c)        Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Depositor shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

Section 9.10     Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.11     Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

(b)        If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

(c)        No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

(d)        In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(e)        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(f)         To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(g)        No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Section 9.12     Federal Information Returns and Reports to Certificateholders; REMIC Administration. (a) For federal income tax purposes, the taxable year of REMIC I and REMIC II shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

(b)        The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, federal tax information returns or elections required to be made hereunder with respect to each of REMIC I and REMIC II, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR for the Mortgage Loans). The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the “REMIC Reporting Agent”). The Trustee shall make elections to treat each of REMIC I and REMIC II as a REMIC (which elections shall apply to the taxable period ending December 31, 2005 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-I Certificate is hereby designated as the “Tax Matters Person” (within the meaning of Treas. Reg. §§1.860F-4(d)) for REMIC I and the Holder of the Class R-II Certificate is hereby designated as the “Tax Matters Person” for REMIC II. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I and REMIC II during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

(c)        The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

(d)        The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each of REMIC I and REMIC II or the Trust Fund.

(e)        Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

(f)         The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants and the Securities Administrator’s covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

ARTICLE X

TERMINATION

Section 10.01	Termination.

(a)        The respective obligations and responsibilities of the Master Servicer, the Securities Administrator, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Class Certificate Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, and (iii) the optional purchase by the Master Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the earlier of (i) the Assumed Final Distribution Date and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Master Servicer may, at its option, terminate this Agreement on any date on which the aggregate Stated Principal Balance of the Mortgage Loans is 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Stated Principal Balance of the Mortgage Loans and accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Due Period preceding the final Distribution Date net of unreimbursed servicing advances payable to the Master Servicer, any unreimbursed Monthly Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties (the “Termination Price”).

In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Master Servicer Collection Account (less amounts permitted to be withdrawn by the Master Servicer pursuant to Section 4.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

Any such purchase shall be accomplished by deposit into the Distribution Account on the Business Day before such Distribution Date of the Termination Price and the delivery of an opinion of counsel that such termination is a “qualified liquidation” under Section 860F of the Code.

(b)        Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(c)        Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 6.01 for such Distribution Date.

(d)        In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate servicing account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholders for payment.

Section 10.02	Additional Termination Requirements.

(a)        In the event that the Master Servicer exercises its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust Fund as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)         Within 90 days prior to the final Distribution Date, the Trustee shall adopt and sign a plan of complete liquidation of the Trust Fund as provided to it by the Master Servicer, meeting the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)         At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash pursuant to the terms of the plan of complete liquidation.

(b)        By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01   Intent of Parties. The parties intend that each of the REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

Section 11.02   Amendment. (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and the Assignment, Assumption and Recognition Agreement may be amended from time to time by MLMLI, the Master Servicer and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder or adversely affect the status of any REMIC created hereunder as a REMIC.

(b)        This Agreement may also be amended from time to time by the Master Servicer, the Depositor, the Securities Administrator and the Trustee, and the Assignment, Assumption and Recognition Agreement may also be amended from time to time by the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Regular Certificate without the consent of the Holder of such Regular Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee’s expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Certificates.

(c)        Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

(d)        In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment.

Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)        Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and will not adversely affect the status of any REMIC created hereunder. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own respective rights, duties or immunities under this Agreement.

Section 11.03   Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

Section 11.04   Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)        Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)        No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)        No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.05   Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)        The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Regular Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Regular Certificate shall bind every future holder of the same Regular Certificate and the holder of every Regular Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)        In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

Section 11.06   Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07   Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the MLMLI, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: MLMI Series 2005-A5, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: MLMI series 2005-A5, facsimile no.: (410) 715-4513, or such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Custodian, Wells Fargo Bank, National Association, 1015 10th Avenue Southeast, MS 0031, Minneapolis, Minnesota 55414 Attention: MLMI Series 2005-A5; or such other address as may hereafter be furnished to the other parties hereto in writing; or (vi) in the case of the Rating Agencies, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, and Fitch, Inc., One State Street Plaza – 30th Floor, New York, New York 10004. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Section 11.08   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

Section 11.09   Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 11.10   Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 11.11   Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 11.12   Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.          Any material change or amendment to this Agreement or the Servicing Agreement;

2.	The occurrence of any Event of Default that has not been cured;

3.          The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

4.	The repurchase or substitution of Mortgage Loans;
5.	The final payment to Certificateholders; and

6.          Any change in the location of the Master Servicer Collection Account or the Distribution Account.

Section 11.13   Third Party Beneficiary. For purposes of Sections 3.07, 3.08, 3.15(c), 4.01 and 4.05 of this Agreement, Washington Mutual Bank shall be considered a third party beneficiary entitled to all the rights and benefits accruing to any servicer herein as if it were a direct party to this agreement.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor

By:	/s/ Alan Chan
Name:	Alan Chan
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Frances S. Beam
Name:	Frances S. Beam
Title:	Vice President

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ Sandra Whalen
Name:	Sandra Whalen
Title:	Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Sandra Whalen
Name:	Sandra Whalen
Title:	Vice President

STATE OF NEW YORK	)

) ss.:

COUNTY OF NEW YORK	)

On the 30th day of June, 2005 before me, a notary public in and for said State, personally appeared Alan Chan, known to me to be a Vice President of Merrill Lynch Mortgage Investors, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________

Notary Public

[Notarial Seal]

STATE OF NORTH CAROLINA	)

) ss.:

COUNTY OF MECKLENBURG	)

On the 30th day of June 2005 before me, a notary public in and for said State, personally appeared Frances S. Beam, known to me to be a Vice President of Wachovia Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)

) ss.:

COUNTY OF	NEW YORK	)

On the 30th day of June 2005 before me, a notary public in and for said State, personally appeared Sandra Whalen, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)

) ss.:

COUNTY OF	NEW YORK	)

On the 30th day of June 2005 before me, a notary public in and for said State, personally appeared Sandra Whalen, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [A-_][M-_] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES [THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES] AND THE RESIDUAL CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[EACH BENEFICIAL OWNER OF A CLASS M CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR A PLAN INVESTOR OR INVESTING WITH PLAN ASSETS, (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON THE PROHIBITED TRANSACTION EXEMPTION 90-29 ISSUED BY THE DEPARTMENT OF LABOR, AS AMENDED (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY FITCH, MOODY’S OR S&P, OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS SUCH TERM IS DEFINED IN PTCE 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.]

[IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. THE TRUSTEE SHALL BE

UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.]

[ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(D) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.]

MLMI Series 2005-A5, Class [A-_][M-_]	Aggregate [Class Certificate Balance] of the Class [A-_][M-_] Certificates as of the Issue Date: $__________
Pass-Through Rate: __________	Initial [Class Certificate Balance] of this Class [A-_][M-_] Certificate as of the Issue Date $__________
Date of Agreement and Cut-off Date: June 1, 2005	Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2005	Trustee: Wachovia Bank, National Association
No. __	Issue Date: June 30, 2005
CUSIP: ___________

DISTRIBUTIONS IN REDUCTION OF THE [CLASS CERTIFICATE BALANCE] OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING [CLASS CERTIFICATE BALANCE] HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

MLMI SERIES 2005-A5

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential property (the “Mortgage Loans”) formed and sold by

MERRILL LYNCH MORTGAGE INVESTORS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate [Class Certificate Balance] of the Class [A-_][M-_] Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class [A-_][M-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and Wachovia Bank, National Association (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period specified in the Agreement on the [Class Certificate Balance] hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [A-_][M-_] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [A-_][M-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

[As described above, each any transferee of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a Plan Investor or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Prohibited Transaction Exemption 90-29 issued by the Department of Labor, as amended (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch, Moody’s or S&P, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

[If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(d) of the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.]

[Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in Section 5.02(d) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.]

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate [Class Certificate Balance] of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

This certificate shall be governed by and construed in accordance with the laws of the state of New York.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (ii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _____________, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [A-_][M-_] Certificates referred to in the within-mentioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian __ (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

___________________________________

Signature by or on behalf of assignor

___________________________________

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

FORM OF CLASS [B-_] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

MLMI Series 2005-A5, Class [B-_]	Aggregate Certificate Principal Balance of Class [B-_] Certificates as of the Issue Date: $__________________
Pass Through Rate: __________	Denomination: $__________
Date of Agreement and Cut-off Date: June 1, 2005	Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2005	Trustee: Wachovia Bank, National Association
☐, 2005	Issue Date: June 30, 2005
No. __	CUSIP: __________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential property (the “Mortgage Loans”) formed and sold by

MERRILL LYNCH MORTGAGE INVESTORS, INC.

MLMI SERIES 2005-A5

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [B-_] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [B-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and Wachovia Bank, National Association (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [B-_] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [B-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the

Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached to the Agreement as Exhibit F-3) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement as Exhibit F-2) and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit F-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ______________, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [B-_] Certificates referred to in the within-mentioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian __ (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

____________________________________

Signature by or on behalf of assignor

____________________________________

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
Account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-3

FORM OF CLASS [R-_] CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

MLMI Series 2005-A5, Class [R-_]	Percentage Interest: 100%
Date of Agreement and Cut-off Date: June 1, 2005	Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: July 25, 2005	Trustee: Wachovia Bank, National Association
No. __	Issue Date: June 30, 2005
CUSIP: __________

MORTGAGE PASS-THROUGH CERTIFICATE

MLMI SERIES 2005-A5

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of one-to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential property (the “Mortgage Loans”) formed and sold by

MERRILL LYNCH MORTGAGE INVESTORS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that ____________________, is a registered owner of a 100% Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class [R-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and Wachovia Bank, National Association (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [R-_] Certificates on such Distribution Date pursuant to the Agreement.

This Certificate does not have a Class Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the related Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer, sale, pledge or other disposition of this Class [R-_] Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, made in reliance upon an exemption from the 1933 Act, (i) the Trustee and the Depositor shall require (a) the transferor to certify in writing the facts surrounding the transfer (in substantially the form attached to the Agreement as Exhibit E-2), and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit E-1) and (b) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of this Class [R-_] Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class [R-_] Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class [R-_] Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this

Certificate to any Person other than a Permitted Transferee or any other Person will not cause the REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

This certificate shall be governed by and construed in accordance with the laws of the state of New York.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (ii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _____________, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [R-_] Certificates referred to in the within-mentioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian __ (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

_____________________________________

Signature by or on behalf of assignor

_____________________________________

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

[Provided Upon Request]

EXHIBIT C

[RESERVED]

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.

1015 10th Avenue S.E.

Minneapolis Minnesota 55414

Attn: ______________________

Re:	Custodial Agreement dated as of _________, among _________________, _____, and Wells Fargo Bank, N.A., as Custodian

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

1. Mortgage Paid in full
2. Foreclosure
3. Substitution
4. Other Liquidation (Repurchases, etc.)
5. Nonliquidation	Reason:_______________________

By:___________________________ (authorized signer)
Issuer:____________________
Address:___________________ ____________________
Date: _____________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

Please acknowledge the execution of the above request by your signature and date below:

_________________________	____________________
Signature	Date
Documents returned to Custodian:
_________________________	____________________
Custodian	Date

EXHIBIT E-1

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF	)
)ss:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.          That he is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.          That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, MLMI Series 2005-A5, Class R-I Certificates and Class R-II Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Merrill Lynch Mortgage Investors, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.          That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust,” as defined in Section 7701 (a)(31) of the Code.

4.	That the Investor’s taxpayer identification number is ______________________.

5.          That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6.          That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.          That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer] [Title of Officer] [Address of Investor for receipt of distributions] Address of Investor for receipt of tax information:

EXHIBIT E-2

FORM OF TRANSFEROR CERTIFICATE

__________ , 20__

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

[Trustee]

Attention: Merrill Lynch Mortgage Investors, Inc, Series _______

Re:	Merrill Lynch Mortgage Investors, Inc.,

Mortgage Pass-Through Certificates, MLMI Series 2005-A5, Class [  _]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _____________________ (the “Seller”) to _____________________(the “Purchaser”) of $______________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, MLMI Series ________, Class R-I Certificates and Class R-II Certificates (collectively, the “Class R Certificates”), pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of June 1, 2005 among Merrill Lynch Mortgage Investors, Inc., (the “Depositor”), Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and Wachovia Bank, National Association, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1.          No purpose of the Seller relating to the transfer of the Class R Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2.          The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit E-1. The Seller does not know or believe that any representation contained therein is false.

3.          The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes Associated therewith) unless the Seller has conducted such an investigation.

4.          The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

Very truly yours,

___________________________________________

(Seller)

By:________________________________________

Name:

Title:

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

______________, 200___

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28288-1179

Re:	Merrill Lynch Mortgage Investors, Inc.,

Mortgage Pass-Through Certificates, MLMI Series 2005-A5, Class [  _]

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-A5, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005 among Merrill Lynch Mortgage Investors, Inc., (the “Depositor”), Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and Wachovia Bank, National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:	/s/
Name:
Title:

EXHIBIT F-2

FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

__________, 200__

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28288-1179

Re:	Merrill Lynch Mortgage Investors, Inc.,

Mortgage Pass-Through Certificates, MLMI Series 2005-A5, Class R-I and Class R-II

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) The purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) The purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

__________________________________________

Print Name of Transferee

By: _______________________________________

Authorized Officer

EXHIBIT F-3

FORM OF RULE 144A LETTER

____________, 2005

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28288-1179

Re:	Merrill Lynch Mortgage Investors, Inc.,

Mortgage Pass-Through Certificates, MLMI Series 2005-A5, Class R-I and Class R-II

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

Very truly yours,

___________________________________________

Print Name of Transferee

By:________________________________________

Authorized Officer

ANNEX I TO EXHIBIT F-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (The “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.          As indicated below, The undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.          In connection with purchases by the Buyer, The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) The Buyer owned and/or invested on a discretionary basis $___________1 in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) The Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, The business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks

_________________________

1           Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, The Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market. Further, in determining such aggregate amount, The Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.          The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.          Until the date of purchase of the Rule 144A Securities, The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, The Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, The Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

__________________________________________

Print Name of Buyer

By:_______________________________________

Name:

Title:

Date:_____________________________________

ANNEX II TO EXHIBIT F-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (The “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, The undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, The Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) The Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, The Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, The cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market.

___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.          The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.          The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, The Buyer will only purchase for the Buyer’s own account.

6.          Until the date of purchase of the Certificates, The undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, The Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________________

Print Name of Buyer or Adviser

By:_______________________________________

Name:

Title:

IF AN ADVISER:

___________________________________________

Print Name of Buyer

Date:______________________________________

EXHIBIT G

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of June 30, 2005, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), MERRILL LYNCH MORTGAGE INVESTORS, INC., as company (together with any successor in interest, the “Company”), WELLS FARGO BANK, N.A., as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Company, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of June 1, 2005, relating to the issuance of Mortgage Pass-Through Certificates, MLMI Series 2005-A5 (as in effect on the date of this agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1       Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2       Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee (with a copy to the Custodian) pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, the Custodian shall deliver each such assignment to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3	Review of Mortgage Files.

(a)        On or prior to the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”) and certifying that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Initial Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(b)        Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files (subject to any exceptions noted therein).

(c)        In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

Section 2.4       Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

Section 2.5       Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

Upon the Custodian’s receipt of a request for release (a “Request for Release”) substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the Serviced shall send to the Trustee an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note which shall be endorsed without recourse, representation or warranty by the Trustee and the Trustee shall forward such documents to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, the Serviced shall send to the Trustee a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

Section 2.6       Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

CONCERNING THE CUSTODIAN

Section 3.1       Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2	Reserved.

Section 3.3       Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4       Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

Section 3.5       Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

Section 3.6       Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7       Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1       Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2       Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.3       GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.4       Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust’s expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 401 South Tryon Street, 12th Floor Charlotte, NC 28288-1179 Attention: Telecopy: Confirmation:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee By:__________________________________ Name: Title:
Address: 4 World Financial Center New York, NY 10281	MERRILL LYNCH MORTGAGE INVESTORS, INC. By:__________________________________ Name: Paul Park Title: Managing Director
Address: 9062 Old Annapolis Road Columbia, Maryland 21045-1951	WELLS FARGO BANK, N.A., as Master Servicer By:__________________________________ Name: Title:
Address: 1015 10th Avenue Southeast, MS 0031 Minneapolis, MN 55414	WELLS FARGO BANK, N.A., as Custodian By:__________________________________ Name: Title:

STATE OF NORTH CAROLINA	)

) ss:

COUNTY OF MECKLENBURG	)

On the 30th day of June 2005 before me, a notary public in and for said State, personally appeared ___________________________, known to me to be an _____________________ of Wachovia Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

[SEAL]

STATE OF NEW YORK	)

)ss:

COUNTY OF NEW YORK	)

On the 30th day of June 2005 before me, a notary public in and for said State, personally appeared Paul Park, known to me to be a Managing Director of Merrill Lynch Mortgage Investors, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)

) ss:

COUNTY OF HOWARD	)

On the 30th day of June 2005 before me, a notary public in and for said State, personally appeared ________________, known to me to be an _________________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

[SEAL]

STATE OF MINNESOTA	)

)ss:

COUNTY OF HENNEPIN	)

On the 30th day of June 2005 before me, a notary public in and for said State, personally appeared ___________________, known to me to be an ____________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

[Notarial Seal]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

June __, 2005

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center, 10th Floor

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Re:

Pooling and Servicing Agreement, dated as of June 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wachovia Bank, National Association, as trustee,

Mortgage Pass-Through Certificates, Series 2005-A5

Ladies and Gentlemen:

Attached is the Custodian’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

WELLS FARGO BANK, N.A.,

as Custodian

By:	__________________________________

Name:

Title:

EXHIBIT TWO

FORM OF CUSTODIAN FINAL CERTIFICATION

____________, 2005

Merrill Lynch Mortgage Investors, Inc.

World Financial Center--North Tower

250 Vesey Street

New York, NY 10281

Attention: Alan Chan

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Re:

Pooling and Servicing Agreement, dated as of June 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee,

Mortgage Pass-Through Certificates, Series 2005-A5

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,

as Custodian

By:	__________________________________

Name:

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.

1015 10th Avenue S.E.

Minneapolis, Minnesota 55414

Attn: MLMI 2005-A5

Re:

Custodial Agreement dated as of June 30, 2005, among Wachovia Bank, National Association, as Trustee, Merrill Lynch Mortgage Investors, Inc., as Company, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wells Fargo Bank, N.A., as Custodian

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

1. Mortgage Paid in full
2. Foreclosure
3. Substitution
4. Other Liquidation (Repurchases, etc.)
5. Nonliquidation	Reason:_______________________

By:___________________________ (authorized singer)
Issuer:____________________
Address:___________________ ____________________
Date: _____________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

______________________________	________________________
Signature	Date

Documents returned to Custodian:

______________________________	________________________
Custodian	Date

EXHIBIT H

SERVICING AGREEMENT

WASHINGTON MUTUAL BANK

(PROVIDED UPON REQUEST)

EXHIBIT I

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of June 30, 2005, among Merrill Lynch Mortgage Lending, Inc., having an address at World Financial Center, South Tower, New York, New York 10281 (the “Assignor”), Merrill Lynch Mortgage Investors, Inc., having an address at 4 World Financial Center, 10th Floor, New York, New York 10281 (the “Assignee”), Washington Mutual Bank, formerly known as Washington Mutual Bank, FA (the “Company”) and Merrill Lynch Bank USA (“MLBUSA”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the “Assigned Loan Schedule”) purchased by  MLBUSA  from  Company pursuant to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of June 1, 2001, among MLBUSA, Company as seller, Washington Mutual Bank fsb, as seller and Washington Mutual Bank, FA, as servicer, (the “Purchase and Servicing Agreement”),  and the modifications thereto provided in Annex A to the Warranty Bill of Sale dated April 26, 2004, among MLBUSA, Company as seller, Washington Mutual Bank fsb, as seller, Washington Mutual Bank, as seller, and Washington Mutual Bank, FA, as servicer (the “Warranty Bill of Sale” together with the Purchase and Servicing Agreement, the “Servicing Agreement”), shall be subject to the terms of this AAR Agreement.   MLBUSA assigned all of its right, title and interest in, to and under the Purchase and Servicing Agreement to Assignor pursuant to the Assignment and Assumption Agreement, dated September 10, 2004 between MLBUSA and Assignor (the “Assignment and Assumption Agreement” together with the Servicing Agreement, the “Agreements”).   Capitalized terms used herein but not defined, other than in Section 2 herein, shall have the meanings ascribed to them in the Servicing Agreement. Capitalized terms used but not defined in Section 2 herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement (as defined below).

Assignment and Assumption

1.          For purposes of this AAR Agreement only, MLBUSA assigns its right, title and interest in, to and under the Warranty Bill of Sale to Assignor.  Assignor hereby grants, sells, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Agreements. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any Mortgage Loans subject to the Agreements other than those set forth on Attachment l.

Representations, Warranties and Covenants

2.          Assignor warrants and represents to, and covenants with, Assignee and Company that as of the date hereof:

a.	Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which agreements are in full force and effect as of the date hereof and the respective provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.

Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreements as it relates to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreements as it relates to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

c.	Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Agreements;
d.

Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modifications of, the Agreements. Assignor has no knowledge of, and has not received notice of, any waivers under or any amendments or other modifications of, or assignment of rights or obligations under the Agreements;

e.

Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.

Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee, MLBUSA and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

g.

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans, or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans, with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1993 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

h.

Assignor has received from Company, and has delivered to Assignee, all documents required to be delivered to Assignor by Company prior to the date hereof pursuant to Section 6.03 of the Purchase and Servicing Agreement with respect to the Assigned Loans; and

i.

No Mortgage Loan is a High Cost loan or Covered Loan, as applicable, as such terms are defined in Appendix E of the Standard and Poor’s Glossary For File Format for LEVELS® Version 5.6b Revised (attached hereto as Attachment 5).

j.	No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

It is understood and agreed that the representations and warranties set forth in this Section 2 will inure to the benefit of the Assignee, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan made by the Assignor pursuant to this AAR Agreement, the representations and warranties set forth above shall be deemed to be made by the Assignor as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Assignor, the Assignee or the Trustee of a breach of any representation or warranty of the Assignor set forth in this Section 2 which materially and adversely affects the value of the interests of the Assignee, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Assignee pursuant to this AAR Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 2, within 90 days from the date of discovery by the Assignor, or the date the Assignor is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Assignor will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Assignor to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Assignee’s, the Trustee’s and the Certificateholders’ sole and exclusive remedy under this AAR Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans.

Any cause of action against the Assignor or relating to or arising out of a breach by the Assignor of any representations and warranties made in this Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Assignor or notice thereof by the party discovering such breach and (ii) failure by the Assignor to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

3.          Assignee warrants and represents to, and covenants with, Assignor and Company that as of the date hereof:

a.

Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

b.

Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor, MLBUSA and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

d.

There is no action, suit, proceeding, investigation or litigation pending or, to Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee’s execution or delivery of, or the enforceability of, this AAR Agreement, or Assignee’s ability to perform its obligations under this AAR Agreement;

e.	Assignee understands that the Assigned Loans have not been registered under the Securities Act of 1934 (the “Securities Act”) or the securities laws of any state;
f.

Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”)(a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

g.

Assignee assumes all of the rights of the Assignor under the Agreements with respect to the Assigned Loans including the right to enforce the representations and warranties of the Company contained in the Agreements; and

h.

A registration statement on Form S-3 (File No. 333-121605), including the Base Prospectus (the “Registration Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective under the Securities Act of 1933, as amended (the “Securities Act”) and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated, or to the Assignee’s knowledge, threatened, by the Commission.

4.          Company warrants and represents to, and covenants with, Assignor and Assignee that as of the date hereof:

a.

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which agreements are in full force and effect as of the date hereof and the respective provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.	Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans;
c.

Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor, MLBUSA and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.

Company shall establish a Custodial Account (entitled “Washington Mutual Bank, as Servicer, in trust for Wachovia Bank, National Association as trustee for Merrill Lynch Mortgage Investors Trust MLMI Series 2005-A5 Mortgage Pass-Through Certificates”) and an Escrow Account (entitled “Washington Mutual Bank, as Servicer, in trust for Wachovia Bank, National Association, as trustee for Merrill Lynch Mortgage Investors Trust MLMI Series 2005-A5 Mortgage Pass-Through Certificates”) with respect to the Assigned Loans, which accounts shall be separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor; and

f.

Each of the representations and warranties made by Company in Section 7.01(b) and Section 7.02 of the Purchase and Servicing Agreement, as modified by the Warranty Bill of Sale, are true and correct in all material respects as of the date hereof; provided, that the Company makes no representation, warranty or covenant with respect to Section 7.02(b) of the Purchase and Servicing Agreement.

Recognition of Assignee

5.          From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans for Assignee in accordance with the Servicing Agreement (as modified herein), the terms of which are incorporated herein by reference. In addition, Company hereby acknowledges that from and after the date hereof, the Assigned Loans will be subject to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005, by and among Merrill Lynch Mortgage Investors, Inc., Wells Fargo Bank, N.A. (the “Master Servicer”) and Wachovia Bank, National Association. Pursuant to the Pooling and Servicing Agreement, Wells Fargo Bank, N.A., has been appointed as Master Servicer of the Assigned Loans. The Master Servicer shall have rights as designee of Assignor to enforce the representations and warranties and all other covenants and conditions set forth in the Servicing Agreement that relate to the Servicer’s obligations as Servicer under Sections 11-16 of the Servicing Agreement (and not any of the obligations of the Seller under such Servicing Agreement). The Servicer shall be entitled to rely on the instructions of the Master Servicer under the Servicing Agreement as if such instructions were the instructions of Assignor. The Master Servicer has the right to monitor Company’s performance of its servicing obligations under Sections 11-16 of the Servicing Agreement and shall have the rights as designee of the Assignor to inspect the Company’s books and records pursuant to Section 6.02 of the Servicing Agreement. Such right will include, without limitation, the right to terminate Company under the Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by Company under the Agreement, the right to receive all monthly reports and other data required to be delivered by Company under the Servicing Agreement. The Master Servicer shall have the right to give any waivers or consents required or allowed under Sections 11-16 of the Servicing Agreement on behalf of the Assignor, and the Servicer shall be entitled to rely on such waivers and consents as if such waivers or consents were the waivers or consents of the Assignor. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to Sections 11-16 of the Servicing Agreement as the Assignor's designee under the Servicing Agreement, and such amendments or modifications shall be binding upon the Assignor as if the Assignor had executed and delivered the same. Upon receipt of notice of termination of the Master Servicer, the Servicer shall no longer deal with the Master Servicer and shall instead deal directly with the Assignor.

6.          The parties hereto acknowledge that Wells Fargo Bank, N.A. (the “Custodian”) will act as custodian of the Mortgage Loan Files for the holders of the Merrill Lynch Mortgage Investors Trust MLMI Series 2005-A5, Mortgage Pass-Through Certificates, pursuant to the Custodial Agreement dated as of June 30, 2005, among the Custodian, the Assignee, the Master Servicer and the Trustee. The Custodian will store the Mortgage Files at [1015 10th Avenue South East, Minneapolis, Minnesota 55414].

7.          In connection therewith, Company hereby agrees that all remittances required to be made with respect to the Assigned Loans pursuant to the Agreement will be made in accordance with the following wire transfer instructions:

Bank: Wells Fargo Bank, N.A.

ABA Routing Number: 121-000-248

Account Name: Corporate Trust Clearing

Account Number: 3970771416

For Credit to: MLMI Series 2005-A5, acct# 17177200

and Company shall deliver all reports required to be delivered under the Agreement to Assignee and to the Master Servicer at:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: MLMI 2005-A5

The Company, as seller (the “Seller”), and Company, as servicer (the “Servicer”) pursuant to the Servicing Agreement, shall indemnify and hold harmless the Assignor, the Assignee and any person who “controls” the Assignor or the Assignee within the meaning of Section 15 of the Securities Act of 1933, as amended, or any director or officer of the Assignor or the Assignee (each an “Assignor Indemnified Party”), against any and all losses, claims, damages, liabilities or actions in respect thereof (including reasonable counsel fees incurred in connection thereof) to which such Assignor Indemnified Party may become subject under the Securities Act of 1933, or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the case of the Company, the “Seller’s Information” (as defined below) (insofar as it relates to the Company) and the “Servicer’s Information” (as defined below) of the Prospectus Supplement.

The Assignor and Assignee shall each indemnify and hold harmless Company and its affiliates, and any person who “controls” Company and its affiliates within the meaning of Section 15 of the Securities Act of 1933, as amended or any director or officer of Company or its affiliates (each, a “WM Indemnified Party”) against any and all losses, claims, expenses, damages or liabilities or actions in respect thereof (including reasonable counsel fees incurred in connection therewith) to which such WM Indemnified Party may become subject, under the Securities Act of 1933 or otherwise, including, without limitation, with respect to disputes between the parties, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus or the Prospectus Supplement, or the omission or the alleged omission to state in the Registration Statement, the Base Prospectus or the Prospectus Supplement a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from or based upon the Seller’s Information or Servicer’s Information.

The Company, the Assignor and the Assignee agree that the “Seller’s Information” shall mean the information contained under the captions “Description of the Mortgage Pool - The Originator – Washington Mutual Bank”, “Description of the Mortgage Pool

- Underwriting Guidelines” and the “Servicer’s Information” shall mean the information contained under the caption “Servicing of the Mortgage Loans The Servicer” in the Prospectus Supplement.

It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

Modification of the Servicing Agreement

8.          The Assignor, Assignee and Company hereby amend Section 1 of the Servicing Agreement by adding the definition of “Business Day” as follows:

“Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York, State of Maryland, State of Minnesota, State of California, State of Illinois or State of Washington are authorized or obligated by law or executive order to be closed.”

The Assignor, Assignee and Company hereby amend Section 1 of the Servicing Agreement by adding the definition of “Certification Cure Deadline” as follows:

“Certification Cure Deadline: The date occurring fifteen (15) days after the date on which written notice of the Servicer’s failure to duly perform its obligations under Sections 11.25 and 11.26 shall have been given to the Servicer by the Purchaser, or if the related Mortgage Loans are subject to a securitization and the registrant (or its agent) has obtained an extension to the Securities and Exchange Commission filing deadline for the related 10-K, the date occurring five (5) days prior to the extended filing deadline.”

The Assignor, Assignee and Company hereby amend Section 1 of the Servicing Agreement by adding the definition of “Master Servicer” as follows:

“Master Servicer: Wells Fargo Bank, N.A.”

The Assignor, the Assignee and the Company hereby amend the third paragraph of Section 11.14 of the Servicing Agreement, by deleting the last paragraph in its entirety and replacing it with the following:

“With respect to any remittance received by the Purchaser after the Business Day following the Business Day on which such remittance was due, the Purchaser will send written notice thereof to the Servicer. The Servicer shall pay to the Purchaser interest on any such late remittance at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by The Chase Manhattan Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late remittance is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such late remittance to the Purchaser is made, both inclusive; provided, however, that if the Servicer is unable to effect a wire transfer due to the fact that the Federal Reserve wire system is not operating, the interest rate will equal the U.S. Federal Funds Effective Rate for each day that the Federal Reserve wire system is inoperable. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.”

The Assignor, Assignee and Company hereby amend Section 11.15 of the Servicing Agreement, by adding the following paragraph:

“The information in this report will be (i) the information set forth in Attachment 4 to this AAR Agreement and (ii) any other information the Master Servicer reasonably requires (provided, that, Servicer shall have no obligation to provide to the Master Servicer any information pursuant to this clause (ii) which is unduly burdensome or costly for the Servicer to provide to the Master Servicer), in each case in such form as the Master Servicer shall reasonably request as necessary for the performance of its reporting obligations under the Pooling and Servicing Agreement, or in such form as may be mutually agreed upon between the Servicer and the Master Servicer; provided, further that to the extent that any information required to be provided pursuant to this clause (ii) is due to the implementation of new laws, rules or regulations, the Master Servicer and the Servicer shall negotiate in good faith the type of information required to be provided by the Servicer, as well as the format and time frame in providing such information.”

The Assignor, Assignee and Company hereby amend Section 11.25 of the Servicing Agreement, by deleting such section in its entirety and replacing it with the following:

“(a)       Not later than March 15 of each year (if such day is not a Business Day, the next succeeding Business Day), the Servicer shall deliver to the Master Servicer an Officer’s Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2005, stating that (i) a review of the activities of the Servicer during the preceding year and of performance under the Servicing Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)        Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), with respect to any Mortgage Loans subject to a Pass-Through Transfer, the Servicer will deliver to the Master Servicer, an Officer’s Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2005, in substantially the form of Attachment 3 to this AAR Agreement.

(c)        The Servicer agrees to indemnify and hold harmless the Master Servicer and each Person, if any, who “controls” the Master Servicer within the meaning of the Securities Act of 1933, as amended, and their respective officers, directors and employees (collectively, the “Indemnitees”) against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that such Indemnitee may sustain in direct connection with, or arising out of, third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to Section 11.25(a) or Section 11.25(b) or the accountants’ statement and copy of the Management Assertion required pursuant to Section 11.26, (ii) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated thereunder by the Securities and Exchange Commission and made in reliance on any material misstatement or omission contained in any Officer’s Certificate provided pursuant to Section 11.25(a) or Section 11.25(b), or (iii) any material misstatement or omission contained in the Management Assertion delivered in accordance with Section 11.26. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnitee, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnitee as a result of the losses, claims, damages or liabilities of the Indemnitee arising out of clauses (i), (ii) or (iii) of the preceding sentence in such proportion as is appropriate to reflect the relative fault of the Indemnitee on the one hand and the Servicer on the other.

(d)        For purposes of paragraph (c), “third party claims” shall include claims brought against an Indemnitee by any agent or affiliate of such Indemnitee where such claims arise out of, or are based on, (A) the failure of the Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to Section 11.25(a) or Section 11.25(b) or the accountant’s statement and Management Assertion when required pursuant to Section 11.26 or (B) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer’s Certificate provided pursuant to Section 11.25(a) or Section 11.25(b), or (C) any material misstatement or omission contained in the Management Assertion delivered in accordance with Section 11.26.

The Assignor, Assignee and Company hereby amend Section 11.26 of the Servicing Agreement, by deleting such section in its entirety and replacing it with the following:

“Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer shall (i) at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Master Servicer a statement to the effect that, based on an examination conducted by such firm in compliance with the Uniform Single Attestation Program for Mortgage Bankers (“USAP”), the assertion of the management of the Servicer regarding compliance with the minimum servicing standards identified in the USAP (the “Management Assertion”) is fairly stated in all material respects, except for (A) such exceptions as such firm believes to be immaterial, and (B) such other exceptions as are set forth in such statement or such Management Assertion, and (ii) furnish to the Master Servicer a separate copy of the related Management Assertion, which shall be in the same form as provided to the firm of independent public accountants referred to in clause (i) of this paragraph.”

The Assignor, Assignee and Company hereby amend Section 14.01 of the Servicing Agreement, by adding an “or” at the end of clause (x) and adding the following clause (xi):

“(xi)      failure by the Servicer to duly perform, within the required time period, its obligations under Sections 11.25 or 11.26 which failure continues unremedied after the Certification Cure Deadline.”

Miscellaneous

9.          All demands, notices and communications related to the Assigned Loans, the Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

a.	In the case of Company,

Washington Mutual Bank

9401 Oakdale Avenue (Mail Stop N080108)

Chatsworth, California 91311

Attn: Vice President of Investor Reporting

With a copy to:

Washington Mutual Bank

1201 Third Avenue, WMT1706

Seattle, Washington 98101

Attention: General Counsel

b.	In the case of Assignor,

Merrill Lynch Mortgage Lending, Inc.

World Financial Center

North Tower

New York, New York 10281

Attention: MLMI 2005-A5

c.	In the case of Assignee,

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center, 10th Floor

New York, New York 10281

Attention: MLMI 2005-A5

d.	In the case of MLBSA,

Merrill Lynch Bank USA

World Financial Center

South Tower

New York, New York 10281

Attention: MLMI 2005-A5

e.	In the case of Master Servicer,

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: MLMI 2005-A5

10.        This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11.        No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

12.        This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee, MLBUSA or Company may be merged or consolidated shall without the requirement for any further writing, be deemed Assignor, Assignee, MLBUSA or Company, respectively hereunder.

13.        This AAR Agreement shall survive the conveyance of the Assigned Loans as contemplated in this AAR Agreement.

14.        This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15.        In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

16.        The parties hereto hereby acknowledge and agree that the Company, as Servicer pursuant to the Servicing Agreement shall be entitled to payment of its servicing compensation (including, without limitation, its Servicing Fee) and reimbursement of Monthly Advances and Servicing Advances with respect to the Assigned Loans as specified in the Servicing Agreement, in each case in accordance with Sections 3.08, 3.15, 4.01 and 4.05 of the Pooling and Servicing Agreement. In addition, the parties hereto hereby acknowledge and agree that the provisions of Section 3.07 of the Pooling and Servicing Agreement shall govern the release to, and if applicable, return by, the Company of the Mortgage Files related to the Assigned Loans. The parties hereto hereby acknowledge and agree that the Company shall be a third party beneficiary with respect to Sections 3.07, 3.08, 3.15(c), 4.01 and 4.05 of the Pooling and Servicing Agreement. Sections 3.07, 3.08, 3.15(c), 4.01 and 4.05 of the Pooling and Servicing Agreement shall not be amended without the consent of the Company, if any such amendments adversely affect the rights of the Company.

17.        Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and reimburse the Company for all out-of-pocket expenses, including attorney’s fees, incurred by the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

18.        For purposes of this AAR Agreement only, the Master Servicer shall be considered a third party beneficiary, entitled to all the rights and benefits accruing to any Master Servicer as set forth in Sections 6 and 8 herein as if it were a direct party to this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

MERRILL LYNCH MORTGAGE LENDING, INC.

Assignor

By:____________________________

Name:	Brian E. Brennan
Title:	Authorized Signatory

MERRILL LYNCH MORTGAGE INVESTORS, INC.

Assignee

By:____________________________

Name:	Paul Park
Title:	Managing Director

WASHINGTON MUTUAL BANK, FA

Company

By:____________________________

Name:

Title:

Only with respect to Section 1:

MERRILL LYNCH BANK USA

By:____________________________

Name: Dan Park

Title: Authorized Signatory

Acknowledged and Agreed:

WELLS FARGO BANK, N.A.

Master Servicer

By:____________________________

Name:

Title:

ATTACHMENT l

ASSIGNED LOAN SCHEDULE

(Provided Upon Request)

ATTACHMENT 2

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT, WARRANTY BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

(Provided Upon Request)

ATTACHMENT 3

FORM OF OFFICER’S CERTIFICATE

I, _________________, a duly elected and acting officer of Washington Mutual Bank, FA (the “Servicer”), in connection with that certain Master Mortgage Loan Purchase and Servicing Agreement dated as of June 1, 2001 and its modifications thereto provided in the Warranty Bill of Sale dated as of April 26, 2004 (together, the “Servicing Agreement”) certify to Wells Fargo Bank, N.A. (the “Master Servicer”), and each Person, if any, who “controls” the Master Servicer within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

(i)         For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 11.25(a) of the Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all servicing reports provided to the Master Servicer pursuant to the Servicing Agreement (the “Servicing Reports”) provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

(ii)	The Relevant Information has been provided to those persons entitled to receive it.

(iii)        I am responsible for reviewing the activities performed by the Servicer pursuant to the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants’ statement provided pursuant to Sections 11.25 and 11.26, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

WASHINGTON MUTUAL BANK, FA

as Servicer

By:_________________________________

Name:

Title:

Date:

ATTACHMENT 4

REALIZED LOSS CALCULATION INFORMATION

WELLS FARGO BANK, N.A.

Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.	The actual Unpaid Principal Balance of the Mortgage Loan.
2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.
3-7.

Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.
10.	The total of lines 1 through 9.

Credits

11-17.

Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.	The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.	The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS

WELLS FARGO BANK, N.A. Trust: ___________________________

Prepared by: __________________	Date: _______________

Phone: ______________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A.

Loan No._____________________________

Borrower’s Name:________________________________________________________

Property

Address:________________________________________________________________

Liquidation and Acquisition Expenses:

Actual Unpaid Principal Balance of Mortgage Loan	$ _______________(1)
Interest accrued at Net Rate	________________(2)
Attorney’s Fees	________________(3)
Taxes	________________(4)
Property Maintenance	________________(5)
MI/Hazard Insurance Premiums	________________(6)
Hazard Loss Expenses	________________(7)
Accrued Servicing Fees	________________(8)
Other (itemize)	________________(9)
_________________________________________	$ _________________
_________________________________________	__________________
_________________________________________	__________________
_________________________________________	__________________
Total Expenses	$ ______________(10)

Credits:

Escrow Balance	$ ______________(11)
HIP Refund	________________(12)
Rental Receipts	________________(13)
Hazard Loss Proceeds	________________(14)
Primary Mortgage Insurance Proceeds	________________(15)
Proceeds from Sale of Acquired Property	________________(16)
Other (itemize)	________________(17)
_________________________________________	___________________
_________________________________________	___________________
Total Credits	$________________(18)

Total Realized Loss (or Amount of Gain)                                                                       $________________(19)

FORM OF SERVICER INFORMATION – WMB

The following information will be e-mailed to the Master Servicer by WMB:

LOAN NUMBER

INTEREST RATE

PENDING RATE

SCHED P&I PMT

SCHEDULED PRINCIPAL

GROSS INTEREST

CURTAILMENT COLL

PIF PRINCIPAL

PIF INTEREST DIFF

ARM INDEX

PEND INDEX

ENDING SCHED BAL

INVESTOR LOAN NUM

SERVICE FEE RATE

DUE DATE

YIELD RATE

BEGINNING BALANCE

ENDING BALANCE

BEGINNING SCHED BAL

PRINCIPAL COLLECTED

SCHEDULED NET INT

SCHEDULED BUYDOWN

SERVICE FEE COLL

REMITTANCE AMOUNT

In addition, a hard copy of the following information will be sent to the Master Servicer by WMB:

DELINQUENCIES:

1-30

31-60

61-90

91 +

Foreclosures

REO Properties

ATTACHMENT 5

REVISED February 07, 2005

APPENDIX E – Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after January 1, 2005.	High Cost Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage

Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
	Massachusetts Predatory Home Loan Practices Act Mass. Gen. Laws ch. 183C, §§ 1 et seq. Effective November 7, 2004	High Cost Home Mortgage Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT J

[RESERVED]

EXHIBIT K

FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER

WITH FORM 10-K

Re:	Merrill Lynch Mortgage Investors, Inc.

Mortgage Pass-Through Certificates, Series 2005-A5

I, [identify the certifying individual], certify that:

l.           I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Merrill Lynch Mortgage Investors, Inc. (the “Registrant”);

2.          Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.          Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in these reports;

4.          I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5.          The reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

____________________________

____________________________

____________________________

Capitalized terms used but not defined herein have the meanings ascribed to them in Pooling and Servicing Agreement, dated June 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee.

WELLS FARGO BANK, N.A.

By:____________________________

Name:

Title:

Date: